UNITED STATES SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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ACURA PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ACURA PHARMACEUTICALS, INC.

616 N. North Court, Suite 120

Palatine, Illinois 60067

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Notice is hereby given that the 2017 Annual Meeting of Shareholders (the “Meeting”) of Acura Pharmaceuticals, Inc., a New York corporation, (the “Company”), will be held at LeClairRyan, 1037 Raymond Blvd., 16th Floor, Newark, NJ 07102 on November 8, 2017 at 9:00 a.m., Eastern Time, for the purposes listed below:

1. To elect five directors to the Board of Directors who shall serve until the 2017 Annual Meeting of Shareholders, or until their successors have been elected and qualified;

2. To cast a non-binding advisory vote on executive compensation (“say-on-pay”);

3. To cast a non-binding advisory vote on the frequency of the shareholder vote on executive compensation;

4. To adopt the Company’s 2017 Restricted Stock Unit Award Plan;

5. To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017; and

6. To transact such other business as may properly come before the Meeting or any adjournment thereof.

Only shareholders of record at the close of business on September 12, 2017 are entitled to notice of and to vote at the Meeting or any adjournment thereof.

For a period of 10 days prior to the Meeting, a shareholders list will be kept at our administrative office and shall be available for inspection by shareholders during normal business hours. A shareholders list shall also be present and available for inspection at the Meeting.

We are pleased to take advantage of the U.S. Securities and Exchange Commission rule that allows companies to furnish proxy materials to their stockholders over the Internet. As a result, we are mailing to our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of paper copies of this proxy statement and our 2016 Annual Report. We believe this process allows us to provide our shareholders with the required information more promptly, reduces adverse environmental impact, and reduces costs associated with printing and distributing our proxy materials. The Notice contains instructions on how to access our Proxy Statement and 2016 Annual Report over the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials, including our Proxy Statement, 2016 Annual Report and a form of proxy card or voting instruction card.

Your vote is important. Whether or not you plan to attend the Meeting, we encourage you to vote as soon as possible. You may vote your shares via a toll-free telephone number or via the Internet as further described in the Notice. If you received a proxy card or voting instruction card by mail, you may submit your proxy card or voting instruction card by completing, signing, dating and mailing your proxy card or voting instruction card in the envelope provided. Any shareholder attending the Meeting may vote in person, even if you have already returned a proxy card or voting instruction card.

Your attention is directed to the Proxy Statement for information regarding each proposal to be made at the meeting.

Peter A. Clemens
Senior Vice President, Chief Financial Officer and Secretary
September 27, 2017

Palatine, Illinois

ACURA PHARMACEUTICALS, INC.

616 N. North Court, Suite 120

Palatine, Illinois 60067

PROXY STATEMENT

2017 ANNUAL MEETING OF SHAREHOLDERS

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of ACURA PHARMACEUTICALS, INC. (the “Company”) of proxies to be voted at the 2017 Annual Meeting of Shareholders of the Company (the “Meeting”) to be held on November 8, 2017 and at any adjournment(s) thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide our stockholders access to our proxy materials over the Internet. Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice”) will be mailed commencing on or about September 29, 2017 to our stockholders who owned our common stock at the close of business on September 12, 2017 Shareholders will have the ability to access the proxy materials on a website referred to in the Notice or request a printed set of the proxy materials be sent to them by following the instructions in the Notice.

The close of business on September 12, 2017 has been fixed as the record date (the “Record Date”) for the determination of shareholders entitled to notice of and to vote at the Meeting. On the Record Date, our outstanding voting securities consisted of 20,745,994 shares of common stock, $0.01 par value per share (the “Common Stock”). Under the New York Business Corporation Law and our Certificate of Incorporation and Bylaws, each stockholder will be entitled to one vote for each share of Common Stock held at the Record Date, for all matters, including the election of directors. The required quorum for the transaction of business at the Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock outstanding on the Record Date. Shares that are voted “FOR,” “AGAINST,” “WITHHELD” or “ABSTAIN” are treated as being present at the Meeting for the purposes of establishing a quorum and are also treated as shares entitled to vote at the Meeting (the “Votes Cast”) with respect to such matter. Abstentions will have the same effect as voting against a proposal. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but such non-votes will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which a broker has expressly not voted. Thus a broker non-vote will not affect the outcome of the voting on a proposal. Holders of Common Stock have no cumulative voting rights in the election of directors. Shareholders have no appraisal rights with respect to any matter being voted upon.

 (i)

VOTING OF PROXIES

We are pleased to take advantage of the SEC rule that allows companies to furnish their proxy materials over the Internet. Accordingly, we have sent to our shareholders of record and beneficial owners a Notice regarding Internet availability of proxy materials. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically on an ongoing basis. A shareholder’s election to receive proxy materials by mail or electronically by e-mail will remain in effect until the stockholder terminates such election.

To sign up for electronic delivery, please follow the instructions provided with your proxy materials and on your proxy card or voting instruction card to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

You can view the proxy materials for the Meeting on the Internet at www.proxyvote.com. Please have your 12 digit control number available. Your 12 digit control number can be found on your Notice. If you received a paper copy of your proxy materials, your 12 digit control number can be found on your proxy card or voting instruction card.

Whether you hold shares directly as a registered shareholder of record or beneficially in street name, you may vote without attending the meeting. You may vote by granting a proxy or, for shares held beneficially in street name, by submitting voting instructions to your stockbroker, trustee or nominee. In most cases, you will be able to do this by telephone, by using the Internet or by mail if you received a printed set of the proxy materials.

If you have telephone or Internet access, you may submit your proxy by following the instructions provided in the Notice, or if you received a printed version of the proxy materials by mail, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.

If you received printed proxy materials, you may submit your proxy by mail by signing your proxy card if your shares are registered or, for shares held beneficially in street name, by following the voting instructions included by your stockbroker, trustee or nominee, and mailing it in the enclosed envelope. If you provide specific voting instructions, your shares will be voted as you have instructed.

You may revoke your proxy and change your vote at any time before the final vote at the Meeting. If you are a shareholder of record, you may do this by signing and submitting a new proxy card with a later date; by voting by telephone or by using the Internet, either of which must be completed by 11:59 p.m. Eastern Time on November 7, 2017 (the latest telephone or Internet proxy is counted); or by attending the Meeting and voting in person. Attending the Meeting alone will not revoke your proxy unless you specifically request your proxy to be revoked. If you hold shares through a bank or brokerage firm, you will need to request a proxy from the bank or broker and bring it with you to vote at the meeting.

If you properly sign and return your proxy card or complete your proxy via the telephone or Internet, your shares will be voted as you direct. IF NO INSTRUCTIONS ARE INDICATED AND YOU ARE A SHAREHOLDER OF RECORD, THE COMMON STOCK REPRESENTED THEREBY WILL BE VOTED (i) FOR the election of Directors, (ii) FOR the resolution approving executive compensation, (iii) FOR a shareholder vote on executive compensation with a frequency of every three years, (iv) FOR the adoption of the Company’s 2017 Restricted Stock Unit Award Plan; and (v) FOR the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

The proposal to approve the appointment of independent auditors is considered a “discretionary” item. This means that brokerage firms may vote in their discretion on this matter on behalf of clients who have not furnished voting instructions at least 10 days before the date of the Meeting. In contrast, all other proposals are “non-discretionary” items. This means brokerage firms that have not received voting instructions from their clients on these proposals may not vote on them. These so-called “broker non-votes” will be included in the calculation of the number of votes considered to be present at the meeting for purposes of determining a quorum, but will not be considered in determining the number of votes necessary for approval and will have no effect on the outcome of the vote on such proposal.

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THE BOARD OF DIRECTORS

In 2016, the Company’s Board of Directors held 11 meetings. Each of the Company’s Directors attended at least 75% of the sum of (1) all 2016 Board meetings held during the period they served as directors and (2) all meetings held by Board committees on which a Director served. Directors are strongly encouraged to attend all Board meetings, Board committee meetings, and shareholder meetings. All of our directors attended our 2016 annual meeting.

Board Committees

In 2016, the Company had an Audit Committee, a Compensation Committee, and a Strategic Transaction Committee of the Board of Directors. In 2016, the Audit Committee met 4 times, the Compensation Committee met 2 times, and the Strategic Transaction Committee met 5 times in 2016. The Charters of our Audit Committee and Compensation Committee are available on our website, at www.acurapharm.com under the menu item “Corporate Governance” under the “Investors” tab. There is no Charter for the Strategic Transaction Committee.

Audit Committee

The Audit Committee is composed of George K. Ross, Chairman, Bruce F. Wesson and William G. Skelly. The Audit Committee is responsible for selecting the Company’s registered independent public accounting firm, approving the audit fee payable to the auditors, working with independent auditors and other corporate officials, reviewing the scope and results of the audit by, and the recommendations of, our independent auditors, approving the services provided by the auditors, reviewing our financial statements and reporting on the results of the audits to the Board, reviewing our insurance coverage, financial controls and filings with the SEC, including, meeting quarterly prior to the filing of our quarterly and annual reports containing financial statements filed with the SEC, and submitting to the Board its recommendations relating to our financial reporting, accounting practices and policies and financial, accounting and operational controls.

In assessing the independence of the Audit Committee in 2016, our Board reviewed and analyzed the standards for independence provided in NASDAQ Marketplace Rule 5605 and applicable SEC regulations. Based on this analysis, our Board has determined that each of Messrs. Ross, Wesson and Skelly satisfies such standards for independence. Our Board also determined that Mr. Ross is a “financial expert” as provided in NASDAQ Marketplace Rule 5605(c)(3) and SEC regulations.

Compensation Committee

The Compensation Committee is composed of William Skelly, Chairman, Bruce F. Wesson and Immanuel Thangaraj. This committee is responsible for consulting with and making recommendations to the Board of Directors about executive and director compensation and compensation of employees. See “Compensation of Executive Officers and Directors-Compensation Discussion and Analysis” for a summary of the procedures for approving compensation for our executive officers appearing in the Summary Compensation Table (“2016 named executive officers”). In 2016 the Compensation Committee did not retain a compensation consulting firm, to assist in evaluating stock option and other incentives for our directors, executive officers and other employees.

Our Board determined that each of Messrs. Skelly, Wesson and Thangaraj were independent directors under the Nasdaq Marketplace Rules. The Board has also determined that each of Messrs. Skelly, Thangaraj and Wesson meet the more stringent independence standards for compensation committees imposed under NASDAQ Rule 5605(d)(2)(A).

Strategic Transaction Committee

The Strategic Transaction Committee is composed of George K. Ross, Bruce F. Wesson and William G. Skelly. The Strategic Transaction Committee reviews, evaluates and recommends to the Board, for the Board’s evaluation and determination, potential acquisitions, divestitures, capital raising transactions, joint ventures and strategic alliances, and licensing and collaboration transactions. All members of this Committee are considered by our Board as independent directors. The Strategic Transaction Committee does not have a Chair.

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Nominating Committee

Currently our entire Board of Directors functions as our nominating committee. As needed, the Board will perform the functions typical of a nominating committee, including the identification, recruitment and selection of nominees for election to our Board. Our Board determined that all members of the Board were independent other than Mr. Jones, our CEO. We believe that a nominating committee separate from the Board is not necessary at this time given our relative size, the size of our Board, and our opinion that an additional committee of the Board would not add to the effectiveness of the evaluation and nomination process. The Board’s process for recruiting and selecting nominees for Board members, if required, would be to identify individuals who are thought to have the business background and experience, industry specific knowledge and general reputation and expertise allowing them to contribute as effective directors to our governance, and who would be willing to serve as directors of a public company. To date, we have not engaged any third party to assist in identifying or evaluating potential nominees. If a possible candidate is identified, the individual will meet with each member of the Board and be sounded out concerning his/her possible interest and willingness to serve, and Board members would discuss amongst themselves the individual’s potential to be an effective Board member. If the discussions and evaluation are positive, the individual would be invited to serve on the Board. To date, no shareholder has presented any candidate for Board membership for consideration, and we do not have a specific policy on shareholder-recommended director candidates. The Board believes its process for evaluation of nominees proposed by shareholders would be no different than the process of evaluating any other candidate, and therefore the Board believes it is appropriate to not have a policy on shareholder-recommended director candidates. The Board of Directors does not have a policy regarding diversity in identifying nominees for director.

The experience, qualifications, attributes or skills that led the Board to conclude that the current board members should serve are: (i) their pharmaceutical industry and senior level management experience in the case of Messrs. Jones, Skelly, and Wesson; (ii) financial and senior level management expertise in the case of Mr. Ross, and (iii) their experience in overseeing management as principals of private equity firms in the case of Messrs. Wesson, and Thangaraj. In addition, pursuant to the Second and Amended and Restated Voting Agreement, described in “Certain Relationships and Related Transactions and Director Independence” we are required to elect one designee of Galen Partners III, L.P. (“Galen”), one designee of John Schutte and one designee of Essex Woodlands Health Ventures V, L.P. (“Essex”), as long as they hold the requisite amount of equity. Mr. Thangaraj serves as the designee of Essex. As of September 15, 2017, Mr. Schutte’s designation right has not been exercised and Galen has not nominated a Board designee to replace its designee who had previously resigned. See also “Proposal 1 Election of Directors” for a further description of the experience of our directors.

Separation of Roles of Chairman and CEO

Mr. Jones serves as Chief Executive Officer. Our Chairman of our Board of Directors resigned on March 11, 2013. A replacement Chairman has not been elected to date. We believe the separation of offices is beneficial because a separate chairman (i) can provide the Chief Executive Officer with guidance and feedback on his performance, (ii) provides a more effective channel for the Board to express its views on management and (iii) allows the chairman to focus on shareholder interests and corporate governance while the Chief Executive Officer leads the Company’s strategy development and implementation. It is our intention to seek to add to our Board additional members having significant senior level pharmaceutical experience, and that one of such additional Board members will be entrusted by the Board to serve as Chairman.

Board’s Role in Risk Assessment

The Board as a whole engages in risk oversight as part of its functions. As an emerging pharmaceutical development company we face numerous risks identified in our Annual Report on Form 10-K, many of which are outside of our control. In addition, the Audit Committee reviews our insurance coverage and the Board and Audit Committee regularly monitor our liquidity position and operating expenses and review our capital-funding needs. The Company believes the Board leadership structure effectively enables it to oversee risk management.

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Shareholder Communications to the Board

Shareholders who wish to send communications to our Board of Directors may do so by sending them in care of our Secretary at Acura Pharmaceuticals, Inc., 616 N. North Court, Suite 120 Palatine, Illinois 60067. The envelope containing such communication must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication” or similar statement that clearly and unmistakably indicates the communication is intended for the Board. All such communications must clearly indicate the author as a shareholder and state whether the intended recipients are all members of the Board or just certain specified directors. Our Secretary will have the discretion to screen and not forward to Directors communications which the Secretary determines in his or her discretion are communications unrelated to our business or our governance, commercial solicitations, or communications that are offensive, obscene, or otherwise inappropriate. The Secretary will, however, compile all shareholder communications which are not forwarded and such communications will be available to any Director.

Code of Ethics

Our Code of Ethics applicable to our principal executive officer, principal financial officer, principal accounting officer and all of our other employees is available on our website, www.acurapharm.com, by clicking on “Corporate Governance” under the “Investors” tab.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our Directors and executive officers, and persons who own beneficially more than ten percent (10%) of our Common Stock, to file reports of ownership and changes of ownership with the SEC. Copies of all filed reports are required to be furnished to us pursuant to Section 16(a). Based solely on the reports received by us and on written representations from reporting persons, we believe that our Directors, executive officers and greater than ten percent (10%) beneficial owners of our Common Stock complied with all Section 16(a) filing requirements during the year ended December 31, 2016.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Meeting, five individuals will be elected to serve as Directors until the next annual meeting, and until their successors are elected and qualified. During 2016, each of the nominees to the Board served as a Director.

Unless a shareholder WITHHOLDS AUTHORITY, a properly delivered proxy will be voted FOR the election of the persons named below, unless the proxy contains contrary instructions. Management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve as a Director. However, in the event any nominee is not a candidate or is unable or unwilling to serve as a Director at the time of the election, unless the shareholder withholds authority from voting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill such vacancy.

Although our Certificate of Incorporation provides for a maximum of 11 directors, in accordance with the terms of a Second Amended and Restated Voting Agreement dated as of July 24, 2017 executed by us, John Schutte (“Schutte”), Essex and Galen (the “Second Amended and Restated Voting Agreement”), we have agreed that the Board of Directors shall be comprised of not more than seven members (or such greater number that is required to assure that we have a majority of independent directors after giving effect to the various designation rights described herein), one of whom shall be the designee of Schutte, one of whom shall be the designee of Essex, and one of whom shall be the designee of Galen, one of whom is our Chief Executive Officer and three of whom are independent directors. The Second Amended and Restated Voting Agreement provides that each of Schutte’s, Essex’s and Galen’s right to designate one director will terminate when it or its affiliates (determined separately for each of Schutte, Essex and Galen) fail to hold at least 600,000 shares of our common stock (or warrants exercisable for such shares). Galen has not designated a nominee since the resignation of its director designee effective December 31, 2012 and as of the date of this Proxy Statement, Mr. Schutte has not designated a nominee.

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The name and age of each of the five nominees, his principal occupation and the period during which such person has served as a Director are set forth below.

Name of Nominee	Age	Position With the Company	Director Since

Robert B. Jones	58	President and CEO and Director	2011
Bruce F. Wesson(1)(2)(3)	75	Director	1998
William G. Skelly(1)(2)(3)	67	Director	1996
Immanuel Thangaraj(1)	46	Director	2002
George K. Ross(2)(3)	76	Director	2008

(1) Member of Compensation Committee

(2) Member of Audit Committee

(3) Member of Strategic Transaction Committee

Robert B. Jones has been our President and Chief Executive Officer since July 7, 2011. From April 2011 through July 6, 2011, Mr. Jones was our Interim President and Chief Executive Officer. Mr. Jones was our Senior Vice President and Chief Operating Officer from April 2008 to April 2011. From May, 2003 to March, 2008, Mr. Jones served first as the Vice President, Finance and then as Vice President, Strategy and Business Analysis of Adolor Corporation. From November 2000 to May 2003 he served as Vice President, Finance and then as Chief Operating Officer of Opt-E-Script, Inc., a privately held personalized medicine company where Mr. Jones was responsible for all commercialization activities. Prior to that, Mr. Jones was Vice President, Sales and Marketing for Purepac Pharmaceutical Company. Mr. Jones received his M.B.A. from the University of North Carolina and a B.S. from Cornell University. Mr. Jones was appointed a director of the Company in July 2011.

Bruce F. Wesson has been a member of our Board of Directors since March 1998. From January 1991 until June 30, 2011, Mr. Wesson was a Partner of Galen Associates, a health care venture firm, and a General Partner of Galen Partners III, L.P. Prior to January 1991, he was Senior Vice President and Managing Director of Smith Barney, Harris Upham & Co. Inc., an investment banking firm. From May 2006 until June 2016 he served on the Board of Derma Sciences, Inc. From June 1999 until January 2016 he served as director of the Board of MedAssets, Inc. and for over eight years until January 2016 served as Vice Chairman of MedAssets, Inc. Mr. Wesson earned a Bachelor of Arts degree from Colgate University and a Masters of Business Administration from Columbia University.

William G. Skelly has been a member of our Board of Directors since May 1996 and served as our Chairman from October 1996 through June 2000. Since 1990, Mr. Skelly has served as Chairman, President and Chief Executive Officer of Central Biomedia, Inc. and its subsidiary SERA, Inc. From 1985 to 1990, Mr. Skelly served as President of Martec Pharmaceutical, Inc. Mr. Skelly earned a Bachelor of Arts degree from Michigan State University and a Masters of Business Administration from the University of Missouri-Kansas City.

Immanuel Thangaraj has been a member of our Board of Directors since December, 2002. Mr. Thangaraj has been a Managing Director of Essex Woodlands Health Ventures, a venture capital firm specializing in the healthcare industry, since 1997. Prior to joining Essex Woodlands Health Ventures, he helped establish a telecommunication services company, for which he served as its CEO. Mr. Thangaraj holds a Bachelor of Arts and a Masters in Business Administration from the University of Chicago.

George K. Ross has been a member of our Board of Directors since January, 2008. Since April 2002, Mr. Ross has been a consultant to early stage businesses and a financial investor. From April 1, 2015 until its sale in March 2017, Mr. Ross was an advisor to GP Shopper LLC, a provider of mobile solutions for retail and brands. From July 2005 through December 2010 he served as Executive Director, Foundations and Partnerships for World Vision U.S. in New York City. His business career has included senior financial officer and board member positions with both public and private companies in diverse industries. Mr. Ross was Executive Vice President and Chief Financial Officer and a board member of Tier Technologies Inc. from February 1997 to January 2000, which became a public company during this period. Mr. Ross is a Certified Public Accountant and earned a Bachelor of Arts degree from Ohio Wesleyan University and a Masters of Business Administration from Ohio State University.

The Board had determined that Messrs. Skelly, Wesson, Ross and Thangaraj are independent directors.

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Executive Officers

Robert B. Jones, President and Chief Executive Officer.

Peter A. Clemens has been Senior Vice President, Chief Financial Officer and Secretary since April 2004. Mr. Clemens was our Vice President, Chief Financial Officer and Secretary from February 1998 to March 2004 and a member of our Board of Directors from June, 1998 to August, 2004. Mr. Clemens is a Certified Public Accountant and earned a Bachelor of Business Administration degree from the University of Notre Dame and a Masters of Business Administration from Indiana University. Age 65.

Albert W. Brzeczko, Ph.D., has been Vice President, Technical Affairs of Acura Pharmaceutical Technologies, Inc. since February 2009. From 1999 through 2009, Dr. Brzeczko was Vice President, Global Pharma New Product Development and Pharma Technologies for International Specialty Products, Inc., a contract services group specializing in the development of technologies for the bioenhancement of poorly soluble drugs. Prior to 1999, Dr. Brzeczko held various positions of increasing responsibility in pharmaceutical product development with UPM Pharmaceuticals, Banner Pharmacaps, Mylan Laboratories, and DuPont Merck. Dr. Brzeczko received a Bachelor of Science degree in biochemistry and a Ph.D. in pharmaceutical sciences from the University of Maryland. Age 61.

Robert A. Seiser has been a Vice President, Treasurer and Corporate Controller since April 2004. Mr. Seiser joined us in March 1998 as our Treasurer and Corporate Controller. Mr. Seiser is a Certified Public Accountant and earned a Bachelor of Business Administration degree from Loyola University of Chicago. Age 53.

James F. Emigh has been Vice President of Corporate Development since October 2011. From April 2004 to October 2011, Mr. Emigh was our Vice President of Marketing and Administration. Prior to such time, Mr. Emigh was our Vice President of Sales and Marketing. Mr. Emigh joined us in May, 1998, serving first as Executive Director of Customer Relations and then as Vice President of Operations. Mr. Emigh holds a Bachelor of Pharmacy degree from Washington State University and a Masters of Business Administration from George Mason University. Age 62.

The term of office of each person elected as a director will continue until the next annual meeting of shareholders and until such person’s successor has been elected and qualified. Officers are appointed by the Board of Directors and serve at the discretion of the Board, although the employment of Robert B. Jones, our President and Chief Executive Officer and Peter A. Clemens, our Senior Vice President and Chief Financial Officer, are subject to the provisions of their respective Employment Agreements. See “Compensation of Executive Officers and Directors — Employment Agreements.”

Agreements Governing Appointment of Directors

See “Election of Directors” above, for a discussion of the Second Amended and Restated Voting Agreement that entitles each of Mr. Schutte, Essex and Galen to designate one director.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Compensation Discussion and Analysis

Our current executive compensation program consists of (i) an annual salary and bonus compensation, and (ii) equity incentives represented by the issuance of stock options and restricted stock units (“RSUs”). The salary, bonuses, and equity incentives serve to link executive pay to corporate performance.

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Policies for Allocating Between Various Forms of Compensation

We award bonuses and salary increases for performance in the prior year, cash permitting. Recently, our cash position has not allowed us to award substantial bonuses under our non-equity incentive compensation plan or otherwise substantially increase salaries. In 2016, no bonuses were awarded or salary increases made to our executive officers. We award stock options to incentivize longer term performance and may also award Restricted Stock Units to incentivize long term performance. Although in the recent past RSUs have only been awarded to non-employee directors, we are likely to award RSUs to employees in 2017 or 2018 as part of our efforts to retain and incentivize employees, if the 2017 Restricted Stock Unit Award Plan (the “2017 RSU Plan”) is approved by shareholders – See Proposal 4. We generally also award options to executives upon commencement of employment.

Salary and Bonus

Each of Robert Jones and Peter Clemens are parties to an employment agreement, described under the caption “Employment Agreements” below, which provide the minimum annual base salary to be payable to such officers, subject to increase at the discretion of the Board. In addition, the Jones and Clemens employment agreements provide for annual bonus payments, in the discretion of the Compensation Committee or the Board, subject to the satisfaction of such targets, conditions or parameters as may be agreed upon from time to time by the employee and the Compensation Committee, which are the basis for the organizational goals. Each of Mr. Jones’ and Mr. Clemens’ bonuses are weighted 100% to achievement of the foregoing goals, while the bonuses for Dr. Brzeczko, is weighted 50% to the achievement of organizational goals and 50% to the achievement of individual goals.

The organizational goals for 2015 were the licensing of our Oxaydo® product, progress toward submitting a New Drug Application for our hydrocodone with acetaminophen product with the FDA, the success of Nexafed on the U.S. market, developing a next generation of our Impede Technology, licensing additional products utilizing our Aversion and Impede technologies, progression of our research and development programs, compliance with the Sarbanes – Oxley Act of 2002, or SOX, meeting year-end cash targets and the execution of transactions to further build our business. In 2015, we licensed the Oxaydo product to Egalet Corporation and affiliates, we entered into a license agreement with Bayer Healthcare LLC with respect to our Impede Technology and advanced our Limitx™ and Impede research programs. We also raised net proceeds of approximately $7.1 million in a registered direct offering to enable us to meet year end cash targets. In sum and as a result of the foregoing, the Compensation Committee determined that 55% of the organizational goals were met in 2015.

Material organizational goals for 2016 were advancing the success of Nexafed on the U.S. market, developing Impede Technology products, the continued development of our Limitx technology product candidates, executing partnerships around our Aversion or Impede technologies, executing partnerships/transactions around our Limitx technology, compliance with SOX, successfully managing our intellectual property, the execution of transactions to further build our cash, and meeting year-end cash targets. The Compensation Committee determined that 20% of the organizational goals were met in 2016. However because of our desire to preserve cash, no bonuses were paid in 2016 to our executive officers.

Material organizational goals for 2017 are advancing our LimitX technology product candidates and at Board’s discretion execute certain clinical studies, successfully complete ongoing development using Impede technology for a third party and receive the associated milestone, engage in a strategic transaction for our Nexafed and Nexafed Sinus products (so as to maintain the products’ sales and distribution levels), executing strategic transactions, partnerships or financings in an effort to maximize value to the Company’s shareholders and debt holder, compliance with SOX and successfully managing our intellectual property. As we are near the fourth quarter of 2017 we know that the receipt of a milestone to successfully complete ongoing development work using Impede technology will not be achieved as that agreement terminated. We also believe that the milestone for engaging in a strategic transaction for Nexafed and Nexafed sinus products has likely been achieved through our transaction with Mainpointe Pharmaceuticals, LLC. In addition to date we engaged in one $4 million financing, which at least partially met the goal of engaging in financings. See “Certain Relationships and Related Transactions, and Director Independence” for a description of the transaction with Mainpointe Pharmaceuticals, LLC and the $4 million financing.

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No compensation will be earned with respect to a performance measure unless a performance “floor” for that measure is exceeded; the incentive opportunity with respect to a measure will be earned if the target is achieved; achievement between the floor and the target results in a lower amount of award with respect to that performance measure. An amount larger than the incentive opportunity for each performance measure can be earned, up to and possibly exceeding a specified limit, for exceeding the target for that measure. Depending on market conditions and other circumstances, performance criteria may be modified during the course of the year, and other performance criteria reweighted. In setting compensation levels, the Compensation Committee compares our Company to companies of comparable business focus, market capitalization, technological capabilities and market in which we compete for executives. As part of this process, the Compensation Committee and the Board does not use the compensation levels of comparable companies as benchmarks, but rather as a factor in evaluating the compensation levels of the named executive officer. In 2015 the Compensation Committee retained the Hay Group, an independent compensation consulting firm, to assist in evaluating stock option and other incentives for our executive officers and other employees. The retention of the Hay Group was not recommended by management. No compensation consulting firm was retained in 2016 or 2017.

In ascertaining the achieved level of performance against the targets, the effects of certain extraordinary events, as determined by the Compensation Committee, such as (i) major acquisitions and divestitures, (ii) significant one-time charges, and (iii) changes in accounting principles required by the Financial Accounting Standards Board, are “compensation neutral” for the year in which they occurred; that is, they are not taken into account in determining the degree to which the targets are met in that year.

The Compensation Committee may, after a review of an executive’s performance, recommend to the Board that a bonus award be made to such executives based upon other non-enumerated performance targets (whether or not they are parties to employment agreements). This could result in the award of salary increases or bonuses above a targeted range amount. In addition, the Compensation Committee may recommend to the Board of Directors special bonuses outside the bonus plan for interim exemplary performance, as occurred in August 2017 when Mr Clemens was awarded a special $20,000 bonus.

For Dr. Brzeczko, our other 2016 named executive officer not subject to an employment contract, the Compensation Committee will set the annual salary for such executive officers between December and February and establish potential bonus compensation that such executives may earn based upon quantitative and, if applicable, qualitative performance goals established by the Compensation Committee. Dr. Brzeczko’s organizational bonus performance targets in 2015 through 2017 are consistent with those for Messrs. Jones and Clemens, as outlined above. Such officer’s bonus is weighted 50% to the organizational performance targets and 50% to the achievement of performance targets unique to their respective positions.

In 2016 we did not award any bonuses to Messrs. Jones, Clemens or Brzeczko. In 2015 we awarded bonuses of $215,600, $109,700 and $68,500 to Messrs. Jones, Clemens and Brzeczko respectively, representing 55%, 55% and 67% respectively of their maximum bonuses. The maximum bonuses payable to Messrs. Jones and Clemens is 100% and 70% respectively, of their base salary. The maximum bonuses payable to Dr. Brzeczko is 50% of base salary commencing with 2016 and for the 2016 calendar year he was eligible for an additional bonus of up to 15% of base salary (for a total of 65% of base salary).

In December 2015, we awarded minimal salary increases to Messrs. Jones, Clemens and Brzeczko of $1,000, $1,000 and $1,000, for 2016. In December 2016 due to our cash position, we did not award any salary increases to any of our executive officers for 2017. In past years we have awarded salary increases based on new responsibilities (such as Mr. Jones’ promotion to CEO), as well as individual and general company performance.

Stock Options

A long-term component of our executive compensation program consists of stock option grants. The options generally permit the option holder to buy the number of shares of our Common Stock covered by the option (an “option exercise”) at a price fixed at the time of grant. With certain exceptions, we have historically granted stock options having an exercise price equal to the fair market value of our Common Stock on the date of grant and continued this practice in 2016. It is our expectation that discounted stock option grants will occur, if at all, only on an isolated basis in the future where circumstances warrant. With respect to stock options grants having an exercise price equal to the market price of our Common Stock on the date of grant, such options generally gain value only to the extent our stock price exceeds the option exercise price during the life of the option. Generally, a portion of the options vest over a period of time if the option holder remains an employee and expire no later than 10 years after grant. Executives will generally be subject to limitations in selling the vested option stock due to securities law considerations, and therefore will have an incentive to increase shareholder value.

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It is the Company’s practice to grant stock options to executives upon commencement of employment. In addition, we have granted options in December of each year to executives and other employees. In December 2014, 2015 and 2016 we granted options for an aggregate of 180,000, 315,000 and 199,000 shares, respectively, to our employees, exercisable at fair market value on the date of grant, which options vest in equal installments over 24 months. The December 2014 option grants included options with respect to 50,400, 36,000 and 28,800 underlying shares, to Messrs. Jones, Clemens and Brzeczko, respectively, and represented 28%, 20% and 16% of the 2014 total option awards, respectively. The December 2015 option grants included options with respect to 70,000, 50,000 and 50,000 underlying shares, to Messrs. Jones, Clemens and Brzeczko, respectively, and represented 22%, 16%, and 16% of the 2015 total option awards, respectively. The December 2016 option grants included options with respect to 47,000, 34,000 and 35,000 underlying shares, to Messrs. Jones, Clemens and Brzeczko, respectively, and represented 24%, 17% and 18% of the 2016 total option awards, respectively. We expect that we will make similar stock option grants to our 2016 named executive officers in January 2018, in similar but not necessarily identical ratios of distribution of option awards as we made in 2016 to those persons and/or persons in similar management positions, subject to the 60,000 per employee limit per calendar year on the issuance of stock options.

On August 9, 2017 we made a special retention stock option award to our employees including Messrs. Jones, Clemens and Brzeczko. The options vest in full 12 months from issuance in one installment and prior to that do not vest at all, except upon a change of control or upon certain events in the case of Mr. Jones and Clemens. See table titled “Events Affecting Stock Option Vesting and Exercise (for Messrs. Jones and Clemens)” under “Summary Compensation Table and Discussion of Employment and Incentive Arrangements”. The purpose of this special retention award was to incentivize employees to remain in our employ for the vesting period. In view of the Company’s limited cash resources (restricting our ability to grant annual cash bonuses) and because we are limited to granting no more than options underlying 60,000 shares to an employee in any calendar year under the 2016 Stock Option Plan, in December 2017 and/or January 2018, assuming Proposal 4 passes and the 2017 RSU Plan is approved by stockholders, we may grant RSUs or a combination of RSUs and options to our employees.

The August 9, 2017 option grants included options with respect to 47,000, 34,000 and 35,000 underlying shares, to Messrs. Jones, Clemens and Brzeczko, respectively, out of a total of options with respect to 185,000 shares granted, and represented approximately 25%, 18% and 19% of the August 2017 option awards, respectively, which percentages are is consistent with the award made in December 2016 (and deviate slightly because of the departure of one executive officer).

Timing Policies with Respect to Options

We have no plan or practice to time option grants in coordination with the release of non-public information and we do not time the release of non-public information to affect the value of executive compensation. Option grant dates for options issued to any new executive officers will likely be the starting date of their employment.

Restricted Stock Units

We currently maintain an RSU Plan adopted in 2014, the 2014 RSU Plan. Under our 2014 RSU Plan we made annual awards in each of 2014, 2015, 2016 and 2017 to our non-employee directors. As the availability of RSUs under the 2014 RSU Plan has been virtually exhausted we are seeking approval of our 2017 RSU Plan in Proposal 4. If the 2017 RSU Plan is approved by shareholders we intend to use the Plan to distribute RSUs to our non-employee directors for calendar years commencing 2018.

We are also likely to grant RSUs to employees under the 2017 RSU Plan to incentivize or retain employees. We did not grant RSUs to employees under the 2014 RSU Plan, although such plan allows such awards.

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Termination/Severance Benefits

The employment agreement of each of Mr. Jones and Clemens provide severance benefits under certain circumstances. The severance benefits provided to each such executive differ, but include payments of a pro-rata bonus or non-equity incentive compensation, one to two years of salary and one to two years of benefits. In addition, Mr. Clemens has severance in the event of death. This is a result of Mr. Clemens having an employment agreement that was originally executed in 1998. It is unlikely we would grant severance on death in the future (other than through life insurance). See “Employment Agreements” under “Summary Compensation Table and Discussion of Employment and Incentive Arrangements” below. We believe severance arrangements for the highest level officers help them to focus on their respective job functions and give them comfort that we will not lightly terminate their employment. We believe these severance benefits were necessary to be able to initially hire and to retain these executives. In turn Messrs. Jones and Clemens agreed after their employment with us ends under certain circumstances not to compete or solicit our employees for hire for a limited period of time. We believe that such non-compete and non-solicit provisions are important to protect our business. The severance benefits are standard in employment contracts and were the results of negotiations between us and our executives.

Mr. Brzeczko has no contractual severance benefits if terminated by us.

Retirement Plans

We maintain a 401(k) plan that allows us to make both discretionary and matching contributions, but we have not done so since inception. We have no pension plans or non-qualified deferred compensation plans and, as a result, the columns relating to such plans in the Summary Compensation Table are blank.

Change in Control

Currently unexercisable stock options vest with respect to all underlying shares upon a change of control in the case of Mr. Jones, Mr. Clemens and Dr. Brzeczko and other employees. In addition, Messrs. Jones and Clemens receive severance and bonuses if they terminate their employment after a change of control (as defined in their employment agreements), or we terminate their employment after a change of control. We believe our change of control provisions incentivize our executives to seek opportunities for us and realize benefits from a change of control transaction even though such change of control may lead to the termination of their positions.

Tax Reimbursements

Because of the excise tax imposed by Internal Revenue Code Section 280G, our executive officers may be subject to such tax upon the exercise of options and distributions under RSUs upon a change of control. We currently have no agreements to reimburse our executive officers for any taxes imposed as a result of these additional excise taxes. We also allow our employees to elect to have shares withheld upon exercise of options in satisfaction of the statutory minimum withholding tax obligations of such employees relating to such option exercises.

Perquisites and Other Benefits

Our executive officers receive no perquisites. We have not made either discretionary or matching contributions to their 401(k) plans, although our plan provides that we may do so. Our executive officers are not provided auto allowances and they receive no country club or golf club memberships. We may, however, consider such perquisites in the future.

Board Process

The Compensation Committee of the Board of Directors approves all compensation and awards to our executive officers and other employees and thereafter submits its recommendation to the full Board for approval (excluding Mr. Jones in the case of his compensation). All such decisions are made with the consultation of the Chief Executive Officer, except those relating to the compensation of the Chief Executive Officer. Except for salary adjustments and cash bonus and equity awards to the Chief Executive Officer, these items are generally based upon the recommendation of the Chief Executive Officer. For example, in 2016, the Chief Executive Officer made recommendations with respect to bonuses and salary increases (if any) for all other employees and the Compensation Committee and Board adopted such recommendations. Our Chief Executive Officer does not attend or participate in discussions with the Compensation Committee relating to his compensation. With respect to salary adjustments and cash bonus and equity items to the Chief Executive Officer, the Compensation Committee establishes such awards for the Chief Executive Officer subject to review and approval of the Board.

At our 2014 Annual Meeting, our shareholders, in an advisory vote, approved a resolution on our executive compensation (“say on pay”). After the shareholder vote, the Board considered the shareholder recommendations with respect to compensation, but was not bound by them and any changes to compensation are subject to, among other things, existing contractual arrangements and the impact on our continued ability to retain and attract qualified personnel. At the 2017 Annual Meeting we are holding another say on pay vote. See Proposal 2. We are also holding another frequency of the say on pay shareholder vote. See Proposal 3.

Summary Compensation Table and Discussion of Employment and Incentive Arrangements

Summary Compensation Table and Discussion of Employment and Incentive Arrangements

The following table sets forth a summary of the compensation paid by us for services rendered in all capacities to us during each of the two fiscal years ended December 31, 2016, to our Chief Executive Officer, and the two most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers at the end of the last completed fiscal year (collectively, the “2016 named executive officers”) whose total annual compensation for 2016 exceeded $100,000:

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Name and Principal Position	Year	Base Salary ($)	Bonus ($)	Option Awards[1] ($)	Non-equity incentive plan compensation ($)	Total ($)
Robert B. Jones, President and CEO	2015	392,000	—	120,680	215,600	728,280
	2016	393,000	—	36,237	—	429,237
Peter A. Clemens SVP & CFO	2015	285,000	—	86,200	109,700	480,900
	2016	286,000	—	26,214	—	312,214
Albert W. Brzeczko VP, Technical Affairs of Acura Pharmaceutical Technologies, Inc.	2015	290,000	—	86,200	68,500	444,700
	2016	291,000	—	26,985	—	317,985

(1) The 2015 entries reflect the grant date fair value of options with respect to 70,000, 50,000 and 50,000, underlying shares issued to Messrs. Jones, Clemens and Brzeczko, respectively. The 2016 entries reflect the grant date fair value of options with respect to 47,000, 34,000, and 35,000 underlying shares to Messrs. Jones, Clemens and Brzeczko, respectively. Grant date fair values are computed in accordance with FASB ASC Topic 718. To calculate grant date fair value, we consider an assumed risk free interest rate and a historical volatility percentage for our Common Stock, with an expected divided yield of 0% and an expected term of 10 years. For options issued in 2015 we used a risk free interest rate of 2.22% and historical volatility of 89.04%. For options issued in 2016 we used a risk free interest rate of 2.34% and historical volatility of 85.27%. In all cases we excluded the possibility of forfeiture and calculated values based on 10 year option terms.

Other Compensatory Arrangements

Our executive officers participate in medical, dental, life and disability insurance plans provided to all of our employees.

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Employment Agreements

Robert B. Jones commenced employment with us on April 7, 2008 pursuant to an Employment Agreement dated March 18, 2008 as our Senior Vice President and Chief Operating Officer. On April 28, 2011, Mr. Jones was appointed our Interim President and Chief Executive Officer. On July 7, 2011, Mr. Jones was named President and Chief Executive Officer. Mr. Jones’ salary was increased from $392,000 to $393,000 commencing January 1, 2016. The term of the Employment Agreement is currently scheduled to expire December 31, 2017, and provides for automatic one (1) year renewals in the absence of written notice to the contrary from us (which would give Mr. Jones the right to terminate his employment for Good Reason) or Mr. Jones at least ninety (90) days prior to the expiration of the initial term or any subsequent renewal period. Pursuant to the Employment Agreement Mr. Jones is eligible for annual bonuses of up to 100% of his base salary on the achievement of such targets, conditions, or parameters as may be set from time to time by the Board of Directors or the Compensation Committee of the Board of Directors. In 2016, Mr. Jones did not receive a bonus. See “—Compensation Discussion and Analysis-Salary and Bonus”. On December 11, 2014, December 10, 2015, December 8, 2016, and August 9, 2017 we granted Mr. Jones stock options to purchase 50,400 shares, 70,000, 47,000 and 47,000 shares of our Common Stock, respectively, in each case exercisable at the fair market value of our Common Stock at the date of grant and vesting in equal installments over 24 months, except that the August 9, 2017 grant vests in one installment on August 9, 2018 (in each case, subject to earlier exercisability as set forth in the table below entitled “Events Affecting Stock Option Vesting and Exercise”). The Employment Agreement contains standard termination provisions, including upon death, disability, for Cause, for Good Reason and without Cause. In the event that we terminate the Employment Agreement without Cause or Mr. Jones terminates the Employment Agreement for Good Reason, we are required to pay Mr. Jones an amount equal to the bonus for such year, calculated on a pro-rata basis assuming full achievement of the bonus criteria for such year (to the extent it has not already been paid), as well as Mr. Jones’ base salary for one year (such salary amount being the “Severance Pay”). Pursuant to an amendment to Mr. Jones’ Employment Agreement entered into in 2012, in case of termination without Cause and for Good Reason or for voluntary termination more than two years after a Change of Control, such Severance Pay and bonus is payable in equal monthly installments over a period of twelve (12) months, with the first six installments payable six months and one day after termination, if mandated by applicable law, which requires certain payments to certain officers of a public company (“specified employees”) to be made commencing six months after termination. However, if such termination is without Cause, for Good Reason or for voluntary termination within two years of a qualifying Change of Control, then the Severance Pay and bonus is payable in a lump sum six months and one day after termination (unless a six month delay is not required by applicable law in which case it is payable 31 days after termination). In addition, upon a termination without Cause or for Good Reason or voluntarily after a Change of Control, any shares remaining unvested under stock options and restricted stock units granted to Mr. Jones will vest in full and Mr. Jones will be entitled to continued coverage under our then-existing benefit plans, including medical and life insurance, for twelve (12) months from the date of termination.

The Employment Agreement restricts Mr. Jones from disclosing, disseminating or using for his personal benefit or for the benefit of others, confidential or proprietary information (as defined in the Employment Agreement) and, provided we have not breached the terms of the Employment Agreement, from competing with us at any time prior to one year after the termination of his employment with us. In addition, Mr. Jones has agreed not to (and not to cause or direct any person to) hire or solicit for employment any of our employees or those of our subsidiaries or affiliates (i) for six (6) months following the termination of his employment by us without Cause or by him for Good Reason, prior to a Change of Control, (ii) for twelve (12) months following the termination of his employment for Cause, prior to a Change of Control, or (iii) twenty-four (24) months following a Change of Control. The table entitled “Events Affecting Stock Option Vesting and Exercise,” below, summarizes the vesting and exercisability of Mr. Jones’ options following a number of termination scenarios or a Change of Control.

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Peter A. Clemens is employed pursuant to an Employment Agreement effective as of March 10, 1998, as amended, which provides that Mr. Clemens will serve as our Senior Vice President and Chief Financial Officer for a term currently scheduled to expire December 31, 2017, and provides for automatic one (1) year renewals in the absence of written notice to the contrary from the Company or Mr. Clemens at least ninety (90) days prior to the expiration of any renewal period. Pursuant to a 2008 amendment to the Employment Agreement, our non-renewal of the Employment Agreement is considered as a termination without Cause for all purposes under the Employment Agreement. Mr. Clemens current base salary under the Employment Agreement is $286,000 (increased from $285,000 effective January 1, 2016). His maximum bonus under our bonus plan is 70% of base salary. Mr. Clemens’ bonus is based on the achievement of such targets, conditions, or parameters as may be set from time to time by the Board of Directors or the Compensation Committee of the Board of Directors. On August 9, 2017 we granted Mr. Clemens a special bonus outside the bonus plan of $20,000 for his efforts in the negotiation and closing of our July 2017 private equity financing. See “—Compensation Discussion and Analysis-Salary and Bonus”. On December 11, 2014, December 10, 2015, December 8, 2016 and August 9, 2017 we granted Mr. Clemens options to purchase 36,000 shares, 50,000 shares, 34,000 shares and 34,000 shares of our Common Stock, respectively, in each case at an exercise price equal to the fair market value of our Common Stock at the date of grant and vesting in equal installments over 24 months, except that the August 9, 2017 grant vests in one installment on August 9, 2018 (in each case, subject to earlier exercisability as set forth in the table below entitled “Events Affecting Stock Option Vesting and Exercise”). The Employment Agreement contains standard termination provisions, including upon death, disability, for Cause, for Good Reason and without Cause. In the event the Employment Agreement is terminated by us without Cause or by Mr. Clemens for Good Reason, we are required to pay Mr. Clemens an amount equal to twice his then base salary, payable in the case of termination without Cause or for Good Reason six months and one day after termination (unless he is not a specified employee at termination in which case payment is in a lump sum within 30 days following termination) and to continue to provide Mr. Clemens coverage under our then existing benefit plans, including medical and life insurance, for a term of 24 months. The Employment Agreement permits Mr. Clemens to terminate the Employment Agreement in the event of a Change in Control (as defined in the Employment Agreement), in which case he would receive the same payments on the same schedule as on a termination for Good Reason. In addition, Mr. Clemens’ estate is entitled to six month’s salary upon his death as well as a pro rata bonus for the number of months he worked in the year of his death. The Employment Agreement also restricts Mr. Clemens from disclosing, disseminating or using for his personal benefit or for the benefit of others confidential or proprietary information (as defined in the Employment Agreement) and, provided we have not breached the terms of the Employment Agreement, from competing with us at any time prior to two years after the earlier to occur of the expiration of the term and the termination of his employment. In addition, for a period of two (2) years from and after the effective date of the termination of his employment with us (for any reason whatsoever), (i) induce or attempt to influence any employee of the Corporation or any of its subsidiaries or affiliates to leave its employ, or (ii) aid any person, business, or firm, including a supplier, a competitor, licensor or customer of or our manufacturer for the Corporation, in any attempt to hire any person who shall have been employed by us or any of our subsidiaries or affiliates within the period of one (1) year of the date of any such requested aid. The table entitled “Events Affecting Stock Option Vesting and Exercise,” below, summarizes the vesting and exercisability of Mr. Clemens’ options following a number of termination scenarios or a Change of Control.

For purposes of Mr. Jones and Mr. Clemens severance pay, a Change of Control is generally defined, with certain exceptions, as

•	acquisition by a person or group of more than 50% of our outstanding shares

•	a merger, reorganization, consolidation of exchange, other than one in which current holders of our voting securities hold more than 50% of our voting securities

•	a merger in which we are not the surviving corporation

•	a sale or license of substantially all of our assets

•	Acura going private (i.e. no longer files reports under the Exchange Act), unless the relevant employee (e.g., Jones, in the case of Jones’ severance and Clemens in the case of Clemens’ severance) “participates” in such transaction.

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Events Affecting Stock Option Vesting and Exercise (For Messrs. Jones and Clemens)

Event	Vesting of All Options (Options are exercisable upon vesting)	Exercisability of Options
Termination due to Death	Options vest for one month after death; after that no additional vesting	Vested options immediately exercisable for one year following termination
Termination by Company Without Cause or by Employee for Good Reason or termination by Employee following Change of Control	All options fully vest.	Vested options immediately exercisable for one year following termination Vested options exercisable for 12 months for Mr. Jones (twenty four months in the case of Mr. Clemens)
Termination due to Disability	No additional vesting	Vested options immediately exercisable for one year following termination
Termination by the Company for Cause or by executive other than for Good Reason	No additional vesting	Vested options immediately exercisable for 40 days following termination
Change of Control	Options fully vest for Mr. Jones, and options issued in 2015, 2016 and 2017 vest for Mr. Clemens.	Vested options immediately exercisable

Dr. Brzeczko is not party to an employment agreement. Dr. Brzeczko was hired pursuant to an offer letter pursuant to which he received a $40,000 signing bonus and commencing 2016 and thereafter is eligible for annual bonuses of up to 50% of his base salary (increased from 35% in effect during 2015). Dr. Brzeczko’s bonus is based on the achievement of such targets, conditions, or parameters as may be set from time to time by the Board of Directors or the Compensation Committee of the Board of Directors. See “—Compensation Discussion and Analysis-Salary and Bonus”. In 2016 he received no bonus. Upon commencement of his employment on February 9, 2009, he received 4,800 RSUs vesting in equal installments over 24 months, and stock options exercisable for 19,200 shares of Common Stock vesting in equal installments over 24 months. Dr. Brzeczko’s annual salary is $291,000 (increased from $290,000 effective January 1, 2016). Dr. Brzeczko is eligible for and over the years of his employment, Dr. Brzeczko has received annual option grants. On December 8, 2016, Dr. Brzeczko was granted stock options exercisable at the fair market value on date of grant for 35,000 shares of Common Stock, vesting in equal installments over 24 months and on August 9, 2017 Dr. Brzeczko was granted stock options exercisable at the fair market value on date of grant for 35,000 shares of Common Stock, vesting in one installment in 12 months from grant. If a change of control occurs (which constitutes a change of control under the stock option agreements) previously unvested options vest and become exercisable with respect to all underlying shares held by Dr. Brzeczko.

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Stock Option Plans

We maintain three stock option plans adopted in 1998, 2008 and 2016, respectively. Our option plans are administered by the Board of Directors. The Board of Directors selects the employees, directors and consultants to be granted options under the plans and, subject to the provisions of each plan, determines the terms and conditions and number of shares subject to each option. Any of our employees or employees of our subsidiary are eligible to receive incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, or the Code (“ISOs”). Non-qualified stock options may be granted to employees as well as non-employee directors and consultants under the plans as determined by the Board. Any person who has been granted an option may, if they are otherwise eligible, be granted an additional option or options.

Each grant of an option is evidenced by an option agreement, and each option agreement specifies whether the option is an ISO or a non-qualified stock option and incorporates such other terms and conditions as the Board of Directors acting in its absolute discretion deems consistent with the terms of the plan, including, without limitation, a restriction on the number of shares of Common Stock subject to the option which first become exercisable during any calendar year.

To the extent that the aggregate fair market value of the Common Stock of the Company underlying a grant of ISOs (determined as of the date such an ISO is granted), which first become exercisable in any calendar year, exceeds $100,000, such Options shall be treated as non-qualified stock options. This $100,000 limitation shall be administered in accordance with the rules under Section 422(d) of the Code.

Upon the grant of an option to an employee, director or consultant the Board will fix the number of shares of Common Stock that the optionee may purchase upon exercise of the option and the price at which the shares may be purchased. The option exercise price for ISOs shall not be less than the fair market value of the Common Stock at the time the option is granted, except that the option exercise price shall be at least 110% of the fair market value where the option is granted to an employee who owns more than 10% of the voting power of all of our classes of stock or any parent or subsidiary. The option exercise price for non-qualified stock options granted under the plans may be less than the fair market value of our Common Stock (“Discounted Options”). "Fair market value" is the closing price for a share of the Common Stock on the exchange or quotation system which reports or quotes the closing prices for a share of the Common Stock (or alternate methodologies if no such quote is available).

All options available to be granted under each plan must be granted within ten years after shareholder approval of the applicable plan. The Board will determine the actual term of the options but no option will be exercisable after the expiration of 10 years from the date of grant. No ISO granted to an employee who owns more than 10% of the combined voting power of all of our outstanding classes of stock may be exercised after five years from the date of grant. Historically, our grants to employees generally vest 1/24th each month, although under the plans any vesting schedule is permissible as determined by the Compensation Committee or the Board. However on August 9, 2017 we made a special option grant to employees which vests 12 months from issuance instead of ratably over 24 months. See “Compensation Discussion and Analysis-Stock Options”. Our grants to director generally vest in equal quarterly installments over the calendar year. Since 2015 our option agreements include vesting upon a change of control (as defined in the 2016 Stock Option Plan). In addition, the plans provide options may be accelerated by the Board of Directors in their discretion, including, upon a change of control, a proposed dissolution or liquidation of the Company, in the event of a proposed sale of all or substantially all of the assets of the Company, or a merger of the Company.

All of our option plans allow the participant to elect to exercise options on a net exercise basis by allowing shares subject to the option to be withheld by the Company in satisfaction of the option exercise price, and to satisfy the participant’s withholding tax payment obligations relating to the option exercise.

Options granted to employees, directors or consultants under the plans may be exercised during the optionee’s lifetime only by the optionee during his employment or service with us or for a period not exceeding one year if the optionee ceased employment or service as a director or consultant because of permanent or total disability within the meaning of Section 22(e)(3) of the Code. Options may be exercised by the optionee's estate, or by any person who acquired the right to exercise such option by bequest or inheritance from the optionee for a period of twelve months from the date of the optionee's death. If such option shall by its terms expire sooner, such option shall not be extended as a result of the optionee's death.

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The 1998 Stock Option Plan

The 1998 Stock Option Plan was adopted by the Board of Directors in April, 1998 and approved by our shareholders in June, 1998. The 1998 Stock Option Plan, as amended, provided for the grant of stock options to purchase up to 400,000 shares of our Common Stock. As of December 31, 2016 and September 15, 2017, stock options to purchase 18,000 shares of Common Stock are outstanding under the 1998 Stock Option Plan. Of such option grants, 4,630 are ISO’s and 13,370 are non-qualified options. No exercise price of an ISO was set at less than 100% of the fair market value of the underlying Common Stock.

In April, 2008 the 1998 Stock Option Plan expired and the remaining 4,382 unissued shares allocated to the Plan were terminated. The average per share exercise price for the 18,000 outstanding options under the 1998 Stock Option Plan is $36.07 as of December 31, 2016 and September 15, 2017.

The 2008 Stock Option Plan

The 2008 Stock Option Plan was adopted by the Board of Directors on March 14, 2008 and approved by our shareholders on April 30, 2008. On June 25, 2009, the 2008 Stock Option Plan was amended to allow participants to require us to withhold Common Stock upon exercise of options for payment of exercise price and statutory minimum withholding taxes. The 2008 Stock Option Plan permits the grant of ISO’s and non-qualified stock options to purchase in the aggregate up to 1,200,000 shares of our Common Stock. As of December 31, 2016, stock options to purchase 1,195,795 shares of Common Stock had been granted (and not forfeited) under the 2008 Stock Option Plan. Of such option grants, 788,831 are ISOs and 406,964 are non-qualified options. The average per share exercise price for all outstanding options under the 2008 Stock Option Plan as of December 31, 2016 was $15.16. As of September 15, 2017, stock options to purchase 1,122,593 shares of Common Stock had been granted (and not forfeited) under the 2008 Stock Option Plan. Of such option, 715,629 are ISOs and 406,964 are non-qualified options. The average per share exercise price for all outstanding options under the 2008 Stock Option Plan as of September 15, 2017 was $15.16.

The 2016 Stock Option Plan

The 2016 Stock Option Plan, as amended was adopted by the Board of Directors on or about April 12, 2016 and approved by our shareholders on April 28, 2016. The 2016 Stock Option Plan permits the grant of ISO’s and non-qualified stock options to purchase in the aggregate up to 600,000 shares of our Common Stock. As of December 31, 2016, stock options to purchase 183,522 shares of Common Stock had been granted (and were not forfeited) under the 2016 Stock Option Plan. Of such option grants, 181,564 are ISOs and 1,958 are non-qualified options. Up to 60,000 shares underlying options may be granted to any participant in a calendar year under the 2016 Stock Option Plan. The average per share exercise price for all outstanding options under the 2016 Stock Option Plan as of December 31, 2016 is $0.915. As of September 15, 2017, stock options to purchase 354,522 shares of Common Stock had been granted (and not forfeited) under the 2016 Stock Option Plan. Of such options, 352,564 are ISOs and 1,958 are non-qualified options. The average per share exercise price for all outstanding options under the 2016 Stock Option Plan as of September 15, 2017 is $0.67.

Restricted Stock Unit Award Plan

The 2014 Restricted Stock Unit Award Plan

The Company’s 2014 Restricted Stock Unit Award Plan (the “2014 RSU Plan”) was approved by the Company’s Board of Directors on February 27, 2014 and by stockholders on May 1, 2014. Under the 2014 RSU Plan, a Restricted Stock Unit (“RSU”) represents the right to receive (upon payment of $0.01 par value per share) a share of the Company’s Common Stock (or under certain circumstances, cash in lieu thereof (“Cash Settled RSUs”)) at a designated time or upon designated events.

The maximum aggregate number of shares which may be subject to RSUs granted under the 2014 RSU Plan is 400,000 shares of authorized, but unissued or reacquired Common Stock. Payment of Cash Settled RSUs will reduce such limit. If an RSU should expire or become forfeited for any reason without the underlying shares of Common Stock or cash subject to such RSU having been distributed, the underlying shares shall, unless the 2014 RSU Plan shall have been terminated, become available for further grant under the 2014 RSU Plan. Unless terminated earlier by the Board of Directors, the RSUs may be distributed under the 2014 RSU Plan until April 30, 2024. The 2014 RSU Plan allows for amendment by the Board of Directors, provide shareholder approval for the amendment is not required under NASDAQ rules or applicable law.

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The 2014 RSU Plan is intended to assist the Company in securing and retaining key employees, consultants and directors by allowing them to participate in the ownership and growth of the Company through the RSUs. The granting of RSUs serves as partial consideration for and gives key employees, directors and consultants an additional inducement to, remain in the service of the Company and will provide them with an increased incentive to work for the Company’s success. Cash Settled RSUs give non-employee directors the ability to pay tax on their other RSUs distributed simultaneously therewith.

The 2014 RSU Plan is administered by the Company’s Board of Directors, or, except with respect to matters involving non-employee Directors (“Non-Employee Directors”), the Compensation Committee, provided it is comprised of not less than two members of the Board, each of whom must be Non-Employee Directors as that term is defined in Rule 16b-3(b)(3)(i) of the Exchange Act (the “Committee”).

The Board/Committee has the authority, subject to the provisions of the 2014 RSU Plan, to establish, adopt and revise such rules, regulations and forms and agreements and to interpret the 2014 RSU Plan and make all determinations relating to the 2014 RSU Plan as it may deem necessary or advisable. The Board/Committee also has the authority, subject to the provisions of the 2014 RSU Plan, to delegate ministerial, day-to-day administrative details and non-discretionary duties and functions to officers and employees of the Company. In the administration of the 2014 RSU Plan with respect to Non-Employee Directors, the Board has all of the authority and discretion otherwise granted to the Committee with respect to the administration of the 2014 RSU Plan.

All decisions, determinations and interpretations of the Board/Committee are binding and conclusive on participants in the 2014 RSU Plan and on their legal representatives and beneficiaries.

RSUs may be granted to any of the Company’s Non-Employee Directors, any of the Company’s employees or consultants, or any employees or consultants of any of the Company’s subsidiary corporations, including officers (collectively, “Eligible Participants”). As used herein under “The 2014 Restricted Stock Unit Award Plan” the Company’s employees and consultants also mean the Company’s subsidiary’s employees and consultants. As of September 15, 2017 all of the Company’s 14 full-time employees and four Non-Employee Directors of the Company are eligible participants (“Participants”) in the 2014 RSU Plan. Any Eligible Participant who has been granted an RSU may be granted additional RSUs.

The RSU Plan does not confer any rights upon any Participant with respect to continuation of employment or service as an employee, consultant or a Non-Employee Director.

Each RSU granted under the 2014 RSU Plan is evidenced by a written award agreement (“RSU Award Agreement”), which contains the terms and conditions of the specific RSU granted.

RSUs generally vest as set forth in the RSU Award Agreement.

In addition, unless expressly provided otherwise in the RSU Award Agreement or an employment or consulting agreement, each RSU immediately vests and is nonforfeitable to the Participant upon the occurrence of any of the following events:

(1) a Participant’s service as an employee of the Company is terminated by the Company without Cause (as defined) or due to the Participant’s death or disability (as defined), or in the case of a Non-Employee Director, upon the Participant’s death or Disability or if the Participant is not renominated as a director (other than for “Cause” or refusal to stand for re-election) or is not elected by the Company’s stockholders, if nominated; or

(2) a Change of Control-Plan (as defined in the 2014 RSU Plan)

Accelerated vesting does not directly translate into accelerated distribution of shares subject to an RSU Award. For instance if the Company terminates an employee’s employment without cause, such employee’s RSUs will immediately vest (unless otherwise provided in the RSU Award Agreement) but, absent a qualifying change of control, the employee will not commence to receive the shares underlying his RSU award until the scheduled distribution date.

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RSU awards under the 2014 RSU Plan are generally distributed on the first business day of the year after they vest (unless an award provides otherwise or vesting is accelerated as described above). For example, if an award vests quarterly during 2017, it will be distributed on the first business day of 2018. Non-Employee Directors may irrevocably elect to defer distributions to a specified date or dates and to take payment in cash instead of stock for up to 40% of the RSUs in an award (rendering such RSUs as Cash Settled RSUs). The cash payment election may be made at anytime before distribution, but any such cash payment is subject to any limits on redemption under any preferred stock, loan or other financing agreement (“Redemption Limit”). The deferral election must be made by the December 31 of the year before the grant, except that in the case of a grant in 2014, the deferral election may be made within 30 days of the date of the Non-Employee Director’s eligibility to participate in the 2014 RSU Plan. If the deferral election is made in the first year of eligibility of a Non-Employee Director under the Plan, then it shall only apply to RSUs granted for service earned from the first day of the calendar quarter commencing after such election until the end of such calendar year. A Non-Employee Director could specify multiple deferral dates with a percentage of RSUs to be paid on each such date. Unlike the case with Non-Employee Directors, under the 2014 RSU Plan, neither employees nor consultants have the option of deferring distributions. However, the Company has the option of establishing a RSU award that defers distributions to an employee or a consultant, including in installments (e.g., 25% of RSUs to be paid in 2017, 2018, 2019 and 2020). If a change of control for distribution purposes occurs, which is a Change of Controol-409A, all vested shares of Common Stock underlying an RSU (after payment of $0.01 per share par value) will be distributed by the Company to the holder of the RSU at or about the time of such change in control. No dividends accrue on shares of Common Stock underlying RSUs prior to distribution. Participants need not be employees, consultants or directors of the Company on a distribution date. A Change of Control-409A is generally the same as a Change of Control-Plan, except that in order to have a Change of Control-409A, a change in control qualifying under Section 409A of the Code must occur. In lieu of requiring cash payment of par value, the Company may, in its discretion or shall at the Participant’s request, accept payment of any such par value by withholding from stock payments a number of whole shares of stock whose value is equal to the amount of such par value, provided the same does not cause the Redemption Limit to be exceeded. With respect to Participants for whom the Company is required to withhold taxes (generally employees) such Participants may elect that the Company withhold stock otherwise payable on exchange of an RSU to pay withholding taxes, provided the same does not cause the Redemption Limit to be exceeded.

RSUs may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner by the Participant other than by will or by the laws of descent or distribution and the Committee may, in its discretion, authorize all or a portion of the RSUs to be granted to a Participant to be on terms which permit transfer by such Participant to (i) the spouse, children or grandchildren of the awardee (the “Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership in which such Immediate Family Members are the only partners, provided that (x) there may be no consideration for any such transfer, (y) subsequent transfers of transferred RSUs shall be prohibited except those made by will or by the laws of descent or distribution, and (z) such transfer is approved in advance by the Committee (or Board in absence of a Committee). A married Participant may generally designate only a spouse as a beneficiary unless spousal consent is obtained.

Unless other provided in an RSU Award Agreement, Participants have no dividend rights and no voting rights with respect to the shares underlying RSUs until the RSUs settle in shares of Common Stock.

The Board may terminate and, without shareholder approval, unless the same is required by the rules of the exchange where the Company’s stock trades, or applicable law, amend the 2014 RSU Plan.

Upon or in contemplation of any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation or other reorganization; any split-up; spin-off, or similar extraordinary dividend distribution with respect to the Common Stock (whether in the form of securities or property); any exchange of stock or other securities of the Company, or any similar, unusual or extraordinary corporate transaction with respect to the Common Stock; or a sale of substantially all the assets of the Company as an entirety; then the Board shall proportionately adjust any or all of (a) the number and type of shares of Common Stock (or other securities or property) that thereafter may be made the subject of RSUs, (b) the number, amount and type of shares of Common Stock (or other securities or property) payable with respect to RSUs, and (c) and the number and type of RSUs (both credited and vested) under the 2014 RSU Plan.

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As of September 15, 2017 we had granted RSUs under the 2014 RSU Plan providing for our issuance of up to an aggregate of 396,844 shares of our Common Stock. At September 15, 2017, 261,344 RSU awards were outstanding under our 2014 RSU Plan. To date we have only issued RSUs under the 2014 RSU Plan to our Non-Employee Directors. Because there are less than 4,000 shares available for issuance under the 2014 RSU Plan and we do not intend to issue any more RSUs under such plan we are seeking approval of the 2017 Restricted Stock Unit Award Plan in Proposal 4.

Outstanding Equity Awards at 2016 Year-End

The following table presents information regarding outstanding stock and stock option awards at December 31, 2016 for each of the 2016 named executive officers.

	Stock Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date
Robert B. Jones	6,000	—	$43.20	04/06/2018
	32,000	—	$49.35	05/23/2018
	32,000	—	$31.45	04/23/2019
	50,000	—	$15.10	12/15/2020
	16,000	—	$18.60	12/14/2021
	18,000	—	$13.05	12/13/2022
	27,500	—	$7.75	12/11/2023
	50,400	—	$2.60	12/10/2024
	37,917	32,083	$2.01	12/09/2025
	1,958	45,042	$0.915	12/09/2026
Peter A. Clemens	20,000	—	$49.35	05/23/2018
	24,000	—	$31.45	04/23/2019
	8,000	—	$15.10	12/15/2020
	7,000	—	$18.60	12/14/2021
	10,000	—	$13.05	12/13/2022
	15,000	—	$7.75	12/11/2023
	36,000	—	$2.60	12/10/2024
	27,083	22,917	$2.01	12/09/2025
	1,417	32,583	$0.915	12/09/2026
Albert W. Brzeczko	19,200	—	$28.50	02/08/2019
	6,400	—	$15.10	12/15/2020
	7,000	—	$18.60	12/14/2021
	14,000	—	$13.05	12/13/2022
	15,000	—	$7.75	12/11/2023
	28,800	—	$2.60	12/10/2024
	27,083	22,917	$2.01	12/09/2025
	1,458	33,541	$0.915	12/09/2026

(1)	In any row for which there are unexercisable options, 1/24th of total option issuance in such row becomes exercisable on the last day of each month.

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Securities Authorized For Issuance under Equity Compensation Plans

The following table includes information as of December 31, 2016 relating to our 1998 Stock Option Plan, our 2008 Stock Option Plan, our 2016 Stock Option Plan and our 2014 Restricted Stock Unit Award Plans, which comprise all of our equity compensation plans. The table provides the number of securities to be issued upon the exercise of outstanding options and distributions under outstanding Restricted Stock Unit Awards under such plans, the weighted-average exercise price of outstanding options and the number of securities remaining available for future issuance under such equity compensation plans:

Plan Category	Number Of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (Column a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (Column b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column a (Column c)
Stock Option Equity Compensation Plans Approved by Security Holders	1,397,315	$13.56	416,478
Stock Option Equity Compensation Plans Not Approved by Security Holders	—	—	—
Restricted Stock Unit Equity Compensation Plans Approved by Security Holders	261,345	$0.01	3,155
Restricted Stock Unit Equity Compensation Plans Not Approved by Security Holders	—	—	—
TOTAL	1,658,660	$11.42	419,633

Director Compensation

The following table sets forth a summary of the compensation paid by us to our Directors (other than Robert Jones, whose compensation, is reflected in the Summary Compensation Table) for services rendered in all capacities to us during the fiscal year ended December 31, 2016:

2016 DIRECTOR COMPENSATION

Director	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)
William G. Skelly	$48,750		$50,000	—	$98,750
Bruce F. Wesson	$43,750		$50,000	—	$93,750
Immanuel Thangaraj	$30,000	(3) (4)	$50,000	—	$81,250
George K. Ross	$53,500		$50,000	—	$103,500

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(1) Represents the grant date fair value of restricted stock units, or RSUs with respect to the 22,026 RSUs granted to Messrs. Skelly, Wesson, Thangaraj and Ross under our 2014 RSU Plan based on a closing price of $2.27 on January 4, 2016.

Each director realized $15,528 on March 31, 2016, $10,132 on June 30, 2016, $5,011 on September 30, 2016 and $4,167 on December 31, 2016 as a result of the vesting of 5,506.5 RSUs on each of such dates (based on closing prices of our common stock of $2.83 on March 31, 2016, $1.85 on June 30, 2016, $0.92 on September 30, 2016 and $0.77 on December 30, 2016).

Additionally, in January 2016, Mr. Skelly exchanged 8,247 RSUS and $0.01 par value per share issued under the 2014 RSU plan, for 8,247 shares of Common Stock and 2,062 RSUs for $5,134 in cash. In January 2016, Mr. Wesson exchanged 10,309 RSUs and $0.01 par value per share issued under the 2014 RSU plan, for 10,309 shares of Common Stock. In January 2016, Mr. Thangaraj exchanged 6,185 shares of Common Stock and 4,124 RSUs for $10,269 in cash. In January 2016, Mr. Ross exchanged 8,074 RSUS and $0.01 par value per share issued under the 2014 RSU plan, for 8,074 shares of Common Stock and 3,460 RSUs for $8,615 in cash.

As of December 31, 2016, Messrs. Skelly and Wesson, Thangaraj each held 22,026 fully vested RSUs and Mr. Ross held 24,276 fully vested RSUs.

(2) Each of Messrs. Skelly, Wesson, Thangaraj and Ross held vested options with respect to 18,000 underlying shares as of December 31, 2016.

(3) Committee and board meeting attendance fees waived.

(4) Directors fees paid to Mr. Thangaraj are remitted to Essex Woodlands.

Our Director compensation program is as follows:

•	the annual retainer for each non-employee director of $30,000;

•	there are no separate Board meeting fees;

•	an additional retainer for the Chairman of the Board (unfilled at present) of $20,000;

•	Audit Committee members receive a retainer of $7,500 per year (with no separate per meeting fee);

•	Audit Committee Chairperson receives an additional annual retainer of $10,000 (in addition to the $7,500 retainer as an Audit Committee member);

•	Compensation Committee members receive an annual retainer of $5,000 with no separate per meeting fee;

•	Compensation Committee Chairperson receives a $5,000 annual retainer (in addition to the $5,000 retainer for Compensation Committee members); and

•	Strategic Transaction Committee Members receive a $250 per meeting fee.

The annual retainer fees are payable in four equal installments at the end of each calendar quarter during the year.

In addition, Directors receive annual equity awards valued at $50,000 in the form of stock options or RSUs. For RSUs this is determined by dividing $50,000 by the (i) greater of the Company’s closing stock price on the date of grant, and (ii) the minimum stock price (if any) imposed by the Board. The Board monitors the stock price so that it may consider establishing a minimum stock price in the event of exaggerated price fluctuations and a depressed stock price. For the 2014 and 2016 award there was no minimum stock price. For the 2015 award the minimum stock price was set at $4.85, and as a result Directors received less than $50,000 of value. For the 2017 award, in which each director received 59,523 RSUs, the minimum stock price was set at $0.83, but as the closing price of the stock on the date of grant was higher, and the directors received the full $50,000 of value. For 2018, the Board has decided there will be a minimum stock price or floor of $0.75. For 2019 and beyond the floor will be $1.00, in each case, subject to reevaluation by the Board. Directors who are also our employees receive no additional or special remuneration for their services as Directors. We also reimburse Directors for travel and lodging expenses, if any, incurred in connection with attendance at Board meetings.

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Compensation Committee Interlocks and Insider Participation

During 2016, no member of the Compensation Committee was or currently is, an officer or employee of the Company, and no member of the Compensation Committee had any relationship with us requiring disclosure under Item 404 of SEC Regulation S-K. During 2016 none of our executive officers has served on the Board of Directors or Compensation Committee of any other entity that has or had one or more executive officers who served as a member of our Board of Directors.

Compensation Committee Report

The following report of the Compensation Committee is not deemed to be “soliciting material” or to be “filed” with the Commission or subject to Regulation 14A or 14C [17 CFR 240.14a-1 et seq. or 240.14c-1 et seq.], other than as specified, or to the liabilities of Section 18 of the Exchange Act [15 U.S.C. 78r].

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis in this Proxy Statement with Company management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

William Skelly, Bruce Wesson and Immanuel Thangaraj.

Certain Relationships and Related Transactions, and Director Independence

Certain Relationships and Related Transactions

As a condition to the completion of our 2004 debenture offering, we and the investors in our 2004 debentures and the holders of our outstanding 5% convertible senior secured debentures due March 31, 2006 issued by us during the period from 1998 through 2003 executed a certain Voting Agreement dated as of February 6, 2004, or the Voting Agreement. After giving effect to amendments to the Voting Agreement in November 2005, January 2008 and October 1, 2012, the Voting Agreement provides that our Board of Directors will be comprised of not more than seven (7) members and that each of Galen, Care Capital Investments II, LP (“Care Capital”) and Essex had the right to designate one director as a member of our Board of Directors, as long as such shareholder held 600,000 shares of our Common Stock (including warrants to purchase shares), provided that in the event the majority of the Board of Directors were not independent under Nasdaq Marketplace Rules then, the Board would be expanded so that additional independent directors would be added. At the time of the October 1, 2012 amendment, Messrs. Azad, Markham and Thangaraj, became the designees of Galen, Care Capital and Essex, respectively, as successors to GCE Holdings, LLC (an entity controlled by Galen, Care and Essex). Mr. Azad resigned effective December 31, 2012 and has not been replaced by Galen. Mr. Markham resigned effective March 11, 2013 and was never replaced by Care Capital. Care Capital is no longer entitled to designate a director as it no longer holds the requisite amount of our equity. In addition, each of Galen, Essex has (and Care Capital had) the right to designate a member to any committee of our Board of Directors, provided that in the case of the Audit and Compensation committees they are independent under applicable NASDAQ rules.

As of July 24, 2017 the Voting Agreement described above was amended (as so amended the “Second Amended and Restated Voting Agreement”). The Second Amended and Restated Voting Agreement provides that our Board of Directors will be comprised of not more than seven (7) members and that each of Galen, John Schutte and Essex had the right to designate one director as a member of our Board of Directors, as long as such shareholder continues to hold 600,000 shares of our Common Stock (including warrants to purchase shares), provided that in the event the majority of the Board of Directors were not independent under Nasdaq Marketplace Rules then, the Board would be expanded so that additional independent directors would be added. In addition, each of Galen, Essex and John Schutte has the right to designate a member to any committee of our Board of Directors, provided that in the case of the Audit and Compensation committees they are independent under applicable NASDAQ rules.

The Second Amended and Restated Voting Agreement was entered into in connection with the purchase by Mr. Schutte on July 24, 2017 of 8,912,655 shares and warrants to purchase 1,782,531 shares exercisable at $0.528 per share and expiring in July 23, 2022.

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Mr. Schutte is chief executive officer and owner of Mainpointe Pharmaceuticals, LLC. (“Mainpointe”), a Kentucky limited liability company. In March 2017, prior to Mr. Schutte becoming a shareholder, we entered into a License, Commercialization and Option Agreement (the “Agreement”) MainPointe to commercialize Nexafed® and Nexafed® Sinus Pressure + Pain in the United States and Canada. Nexafed® and Nexafed® Sinus Pressure + Pain utilize our Impede technology and were previously marketed by us in the United States. Our Impede technology is directed at minimizing the extraction and conversion of pseudoephedrine, or PSE, into methamphetamine. Under the terms of the Agreement we transferred existing inventory and equipment relating to such products to MainPointe and licensed our Impede technology intellectual property rights to MainPointe for such products as well as certain future PSE-containing products. MainPointe is responsible for all development, manufacturing and commercialization activities with respect to products covered by the Agreement.

On signing, MainPointe paid us an upfront licensing fee of $2.5 million plus approximately $425,000 for inventory and equipment being transferred. We will receive a 7.5% royalty on sales of licensed products. The royalty payment for each product will expire on a country-by-country basis when the Impede® patent rights for such country have expired or are no longer valid; provided that if no Impede patent right exists in a country, then the royalty term for that country will be the same as the royalty term for the United States. After the expiration of a royalty term for a country, MainPointe retains a royalty free license to our Impede® technology for products covered by the Agreement in such country.

MainPointe has the option to expand the territory beyond the United States and Canada to the European Union (and the United Kingdom), Japan and South Korea for payments of $1 million, $500,000 and $250,000, respectively. In addition, MainPointe has the option to add to the Agreement certain additional products, or Option Products, containing PSE and utilizing the Impede technology for a fee of $500,000 per product (for all such product strengths). If the territory has been expanded prior to the exercise of a product option, the option fee will be increased to $750,000 per product. If the territory is expanded after the payment of the $500,000 product option fee, a one-time $250,000 fee will be due for each product. If a third party is interested in developing or licensing rights to an Option Product, MainPointe must exercise its option for that product or its option rights for such product will terminate.

Our Board has not adopted formalized written policies and procedures for the review or approval of related party transactions. As a matter of practice, however, our Board has required that all related party transactions, be subject to review and approval by a committee of independent directors established by the Board. The Board’s practice is to evaluate whether a related party (including a director, officer, employee, Galen, Essex or other significant shareholder) will have a direct or indirect interest in a transaction in which we may be a party. Where the Board determines that such proposed transaction involves a related party, the Board formally establishes a committee comprised solely of independent directors to review and evaluate such proposed transaction, or the Independent Committee. The Independent Committee is authorized to review any and all information it deems necessary and appropriate to evaluate the fairness of the transaction to us and our shareholders (other than the interested related party to such transaction), including meeting with management, retaining third- party experts (including counsel and financial advisors if determined necessary and appropriate by the Independent Committee) and evaluating alternative transactions, if any. The Independent Committee is also empowered to negotiate the terms of such proposed related party transaction on our behalf. The proposed related party transaction may proceed only following the approval and recommendation of the Independent Committee. Following the Independent Committee’s approval, the related party transaction is subject to final review and approval of the Board as a whole, with any interested director abstaining from such action.

Director Independence

In assessing the independence of our Board members, although our stock is no longer listed on the Nasdaq Capital Market and is quoted on the OTCQB market, our Board has reviewed and analyzed the standards for independence required under the NASDAQ Capital Market, including NASDAQ Marketplace Rule 5605 and applicable SEC regulations. Based on this analysis, our Board has determined that during 2016, each of Messrs. Bruce F. Wesson, Immanuel Thangaraj, William Skelly and George Ross met the standards for independence provided in the listing requirements of the NASDAQ Capital Market and SEC regulations.

Our Board has determined that during 2016 with respect to our Compensation Committee that Messrs. Skelly, Wesson, and Thangaraj meet the standards for independence described above and that Messrs. Skelly, Wesson and Thangaraj meet the additional independence standards of NASDAQ Rule 5605 relating to Compensation Committees.

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Vote Required and Board Recommendation

Directors are elected by a plurality of the votes cast. The five candidates receiving the highest number of votes will be elected as directors.

The Board of Directors recommends that the shareholders vote FOR each of the above nominees for Director.

PROPOSAL 2

ADVISORY VOTE ON A RESOLUTION APPROVING EXECUTIVE COMPENSATION

Section 14A of the Securities Act requires that we hold a non-binding advisory vote of our stockholders to approve the compensation (“say-on-pay”) as disclosed in the Compensation Discussion and Analysis (“CD&A”), tabular disclosures, and other narrative executive compensation disclosures in this Proxy Statement, . Since the required vote is advisory, the result of the vote is not binding upon the Board of Directors.

Our compensation philosophy is to pay for performance, support our business strategies, and offer competitive compensation arrangements. In the CD&A, we have provided shareholders with a description of our compensation programs, including the philosophy and strategy underpinning the programs, the individual elements of the compensation programs, and how our compensation plans are administered.

Our compensation programs consist of elements designed to complement each other and reward achievement of short-term and long-term objectives tied to our performance through association with an operating metric or as a function of the Company’s stock price. We have chosen the selected metrics to align employee compensation, including compensation for the executives named in the Summary Compensation Table of this Proxy Statement (the “2016 named executive officers”), to our business strategy.

Our Compensation Committee and Board of Directors believe that our compensation programs and policies are designed and carried out to allow us to achieve our business goals and reflect the guiding principles of our compensation philosophy. ∙

FOR THE REASONS STATED, OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING NON-BINDING RESOLUTION:

“RESOLVED, that the stockholders approve the compensation awarded by the Company to the 2016 named executive officers as described in the CD&A, tabular disclosures, and other narrative executive compensation disclosures in this Proxy Statement as required by the rules of the Securities and Exchange Commission.”

Effect of Proposal

The say-on-pay resolution is non-binding. The approval or disapproval of this proposal by stockholders will not require the Board of Directors or the Compensation Committee to take any action regarding the Company’s executive compensation practices. The final decision on the compensation and benefits of our 2016 named executive officers and on whether, and if so, how, to address stockholder disapproval remains with the Board of Directors and the Compensation Committee.

The Board of Directors believes that the Compensation Committee is in the best position to consider the extensive information and factors necessary to make independent, objective, and competitive compensation recommendations and decisions that are in the best interest of the Company and its stockholders.

The Board of Directors values the opinions of the Company’s stockholders as expressed through their votes and other communications. Although the resolution is non-binding, the Board of Directors will carefully consider the outcome of the advisory vote on executive compensation and those opinions when making future compensation decisions. These compensation decisions will also take into account existing contractual obligations and our ability to retain and attract qualified personnel. The next say-on-pay shareholder vote must occur on the timetable to be established by the Board of Directors after considering the advisory vote on Proposal 3 but in any event no later than our 2020 Annual Meeting and the next vote on the frequency of the say-on-pay shareholder vote must occur on or before our 2023 Annual Meeting.

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Vote Required and Recommendation of the Board of Directors

To be approved, this proposal must receive an affirmative majority of the votes cast on the proposal at the Meeting.

The Board of Directors recommends that the shareholders APPROVE the current compensation arrangements of the 2016 named executive officers.

PROPOSAL 3

ADVISORY VOTE ON THE FREQUENCY OF THE
SHAREHOLDER VOTE ON EXECUTIVE COMPENSATION

In addition to the non-binding advisory vote on executive compensation, the Dodd-Frank Act also enables our stockholders to express their preference for having a say on pay vote every one, two, or three years or abstain from such vote. This non-binding “frequency” vote is required at least once every six years.

The Board of Directors has determined that an advisory vote on executive compensation every three years is the best approach for the Company based on a number of considerations, including the following:

•	A three-year cycle will provide investors sufficient time to evaluate the effectiveness of our short- and long-term compensation strategies and the related business outcome of the Company;

•	a three-year vote cycle gives the Board of Directors and the Compensation Committee sufficient time to thoughtfully respond to shareholders’ sentiments and to implement any necessary changes to our executive compensation policies and procedures; and

•	holding a vote more frequently than every three years could make it difficult to attract qualified personnel and enter into contractual relationships with existing personnel.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when you vote in response to the resolution set forth below.

“RESOLVED, that the option of once every one year, two years, or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which the Company is to hold a shareholder advisory vote to approve the compensation of the 2016 named executive officers”

Vote Required and Recommendation of the Board of Directors

The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. However, because this vote is advisory and not binding on the Board of Directors in any way, the Board of Directors may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

Acura’s Board of Directors recommends a vote FOR a frequency of 3 years.

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PROPOSAL 4

ADOPTION OF THE 2017
RESTRICTED STOCK UNIT AWARD PLAN

General

The Company’s 2017 Restricted Stock Unit Award Plan (the “2017 RSU Plan”) was approved by the Company’s Board of Directors on September 8, 2017 but is of no force and effect until approved by stockholders. Under the 2017 RSU Plan, a Restricted Stock Unit (“RSU”) represents the right to receive (upon payment of $0.01 par value per share) a share of the Company’s Common Stock (or under certain circumstances, cash in lieu thereof (“Cash Settled RSUs”)) at a designated time or upon designated events. If the 2017 RSU Plan is not approved by stockholders pursuant to this Proposal 4, it will be of no force and effect. A copy of the 2017 RSU Plan is set forth in Appendix A to this Proxy Statement.

Number of RSUs that may be granted. The maximum aggregate number of shares which may be subject to RSUs granted under the 2017 RSU Plan is 1,500,000 shares of authorized, but unissued, or reacquired Common Stock. (See “Adjustments Upon Changes in Capitalization or Merger” below.) If an RSU should expire or become forfeited for any reason without the underlying shares of Common Stock or cash subject to such RSU having been distributed, the underlying shares shall, unless the 2017 RSU Plan shall have been terminated, become available for further grant under the 2017 RSU Plan. The 2017 RSU Plan has no limit on the number of RSUs that may be granted to an individual employee, consultant or director in any calendar year. Payment of Cash Settled RSUs (as hereinafter defined) will reduce such limit. As of the date of this Proxy Statement, no Restricted Stock Units have been granted under the 2017 RSU Plan. If the 2017 RSU Plan is adopted by stockholders at the Meeting, it is anticipated that a number of RSUs equal to 50,000 divided by the greater of (A) $0.75 and (B) our closing stock price on the first business day of January 2018 will be awarded in January 2018 to each of our four non-employee directors. If an RSU should expire or become forfeited for any reason without the underlying shares of Common Stock or cash subject to such RSU having been distributed, the underlying shares shall, unless the 2017 RSU Plan shall have been terminated, become available for further grant under the 2017 RSU Plan. Unless terminated earlier by the Board of Directors, the RSUs may be distributed under the 2017 RSU Plan until November 7, 2027, however we expect that RSUs available under the Plan will have been distributed within the next four years. The 2017 RSU Plan allows for amendment by the Board of Directors, provided shareholder approval for the amendment is not required under the rules of an exchange on which our stock is listed or applicable law.

Purpose. The 2017 RSU Plan is intended to assist the Company in securing and retaining employees, consultants and directors by allowing them to participate in the ownership and growth of the Company through the RSUs. The granting of RSUs serves as partial consideration for and give key employees, directors and consultants an additional inducement to, remain in the service of the Company and will provide them with an increased incentive to work for the Company’s success. Cash Settled RSUs give Non-Employee Directors the ability to pay tax on their other RSUs distributed simultaneously therewith. Employees have a separate right to have stock withheld in payment of withholding taxes.

Dilutive Effect

As of the date of this Proxy Statement, we had three equity incentive plans having shares available for issuance. Our 2008 Stock Option Plan has 73,200 shares available for the grant of options under such Plan. Our 2014 RSU Plan has 3,156 shares available for grant of RSUs under such Plan. Our 2016 Stock Option Plan has 245,478 shares available for the grant of options under such Plan. As a result, we have an aggregate of 321,834 shares available for equity incentive awards under our existing Plans.

As of September 15, 2017, the only grants made under the 2014 RSU Plan were to Non-Employee Directors under our Director compensation program pursuant to which, among other things, we make annual awards to each Non-Employee Director of equity valued at $50,000. In the case of RSUs, we determine value by the value of the shares underlying the RSUs. The value of each share of stock underlying an RSU issued under our Director compensation program will be deemed to be at least $0.75 for 2018 and $1.00 for 2019 and beyond, if our stock price is lower than these thresholds, subject to change by our Board. The only grants under our 2016 Stock Option Plan were to employees.

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Because of limited cash resources over the past few years, we have been unable to utilize cash bonuses to fully compensate our employees and directors, resulting in our need to expand our equity incentive plans so that we have sufficient options and RSUs to incentive our employees and Non-Employee Directors.

We recognize the dilutive impact of our equity plans on our stockholders and continuously strive to balance this concern with the competition for attracting and retaining talent. In its determination to adopt the 2017 Restricted Stock Award Plan our Compensation Committee reviewed the burn rate (as described below) outstanding awards and awards available for grant. If Proposal 4 is approved by our stockholders, our equity overhang (as described below) will increase from 15.3% to 23.5% based on the outstanding equity awards, shares available for grant under our active employee equity incentive plans, and the total weighted-average number of shares outstanding (“WSO”) for the period ended December 31, 2016. However if we take into account our share issuance on July 24, 2017 of over 8.9 million shares and give effect to such recent share issuance, then our equity overhang as of August 31, 2017 will decrease by .6%.

Potential dilution to stockholders is measured by the two metrics: gross burn rate and equity overhang.

Gross Burn Rate

Gross burn rate is calculated by dividing the total number of shares subject to equity awards granted during the applicable fiscal year by the WSO. The gross burn rate measure indicates the rate at which Acura is creating potential future stockholder dilution. The following table shows our gross burn rate during our last three fiscal years and for the eight months ended August 31, 2017.

Fiscal Year/Period Ended	Total Options Granted	Restricted Stock Units Granted	Weighted Average Shares Outstanding at end of Period[1] (in Thousands)	Acura Gross Burn Rate
Eight Months Ended August 31, 2017	185,000	238,092	20,796	2.0%
Fiscal Year Ended December 31, 2016	199,000	88,104	11,870	2.4%
Fiscal Year Ended December 31, 2015	315,000	41,236	10,796	3.3%
Fiscal Year Ended December 31, 2014	180,000	29,411	9,779	2.1%

1For Eight Months ended August 31, 2017 includes 8.9 million shares issued on July 24, 2017 as if same had been outstanding for the entire period.

Our gross burn rate was calculated by treating each RSU and option equally. In calculating burn rate, Institutional Shareholder Services (“ISS”), multiplies full value awards, such as RSUs, by a factor depending on a stock’s volatility. For a volatility of over approximately 54.6, such as is the case for Acura the factor is 1.5. See “ISS United States Summary Proxy Voting Guidelines, Published December 22, 2016, updated March 17, 2017.”

Had we weighted RSUs at 1.5 times the value of options, our burn rate for the years ending December 31, 2016, 2015 and 2014 and for the eight months ending August 31, 2017, would have been 2.8%, 3.5%, 2.3% and 2.6%, respectively. ISS burn rate benchmarks (applicable to full fiscal years) for a non-Russell 3000 Company in the pharmaceutical and biotechnology sector, such as the Company is the greater of (i) two percent of the WSO and (ii) 8.17% (with a mean of 4.92% and a standard deviation of 3.25%). In addition the ISS benchmark indicates that the burn rate should not increase by more than 2% per year.

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Equity Overhang

The Board and executive officers have worked to maintain a reasonable equity overhang amount, which is a measure of future dilutive impact. We define overhang as (a) outstanding equity awards, plus shares available for grant under our active equity plans divided by (b) the sum of outstanding equity awards, plus shares available for grant under our active equity plans, plus the Company’s WSO during the period, except that for the period ended August 31, 2017, we considered the 8.9 million shares issued on July 24, 2017 to be outstanding for the whole period. The following table shows information regarding our overhang during our last three fiscal years.

Fiscal Year/Period Ended	Total Options Issued and Outstanding (in thousands)	Total Restricted Stock Units Issued and Not Exchanged (in thousands)	Shares Available for Grant (in thousands)	Equity Overhang
Eight Months Ended August 31, 2017[1]	1,495	261	322	9.1%
Fiscal Year Ended December 31, 2016	1,397	91	658	15.3%
Fiscal Year Ended December 31, 2015	1,198	45	345	12.8%
Fiscal Year Ended December 31, 2014	911	29	676	14.2%

1For Eight Months ended August 31, 2017 includes 8.9 million shares issued on July 24, 2017 as if same had been outstanding for the entire period.

If Proposal 4 is approved by our stockholders, our equity overhang (based on the outstanding equity awards, shares available for grant under our active equity plans (including those in the proposed 2017 RSU Plan), will increase by 8.2% (from 15.3% to 23.5%) at December 31, 2016. However, if we adjust the WSO at August 31, 2017 as we have done in the above table then our equity overhang (based on the outstanding equity awards, shares available for grant under our active equity plans (including those in the proposed 2017 RSU Plan) will decrease by 0.6% (from 15.3% to 14.7%) at August 31, 2017. Of the shares underlying options issued and outstanding at December 31, 2016, 661 thousand are at an exercise price greater than or equal to $7.75 per share and as they are considerably out of the money, are substantially less likely to be exercised in the future. Removing these out of the money options from the calculation as of December 31, 2016 would result in an overhang of 11.1% prior to giving effect to Proposal 4 and an overhang of 20.1% after giving effect to shareholder approval of Proposal 4. Removing these out of the money options from the calculation as of August 31, 2017 would result in an overhang of 6.4% prior to giving effect to Proposal 4 and an overhang of 12.3% after giving effect to shareholder approval of Proposal 4.

Determination of Shares Issuable Under the 2017 RSU Plan

For 2014, 2015, 2016 and 2017, the aggregate number of RSUs granted to non-employee directors was 396,844, or an average of 99,211 per year. The Board determined to set the number of shares available under the 2017 Plan to be 1,500,000, so that it is sufficient to grant an average of approximately 216,000 shares underlying RSUs in the aggregate to our four non-employee directors and approximately 158,000 shares underlying RSUs to our employees (including executive officers), in each case for each of the next 4 years. The number of RSUs granted to non-employee directors is based on our share price on the date of grant. We may grant more or less Restricted Stock Units than our historical average. We have not determined the employees’ RSU equity awards for the fiscal year ended December 31, 2017 or future years.

One factor in determining the number of RSUs to be issued is the number and value of stock options to be granted to employees in tandem with an RSU award. Currently under our stock option plans there remains only 318,678 shares underlying our options to be granted. The lower our stock price (assuming similar volatility and interest free risk rates) the more options we need to issue to employees to give the same value as options delivered at a higher stock price, as measured in our financial statements. As our stock price increases, all other things (risk rate free interest and volatility) being the same, we can grant more value to employees with fewer options. Due to our depressed stock price, we are unlikely to have sufficient options to issue to employees, until we seek approval of another option plan, and we likely to issue RSUs to employees instead of, in tandem with or as well as options.

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In issuing RSUs, as well stock options, the Board will consider an employee’s aggregate compensation. In a year in which we offer small salary increases and smaller than targeted bonuses, the Board is more likely to award a greater value of stock options or RSUs as a form of compensation.

With respect to our non-employee directors, our compensation plan provides for the grant of $50,000 of equity value per year. As a result, the form of equity to be paid to directors could be in RSUs or options. For 2015, the Board established a minimum stock value, to be used to compute the number of RSUs to be granted to directors, regardless of the then current stock price. Similarly for 2018, a minimum stock price of $0.75 has been established by our Board for computing the number of RSUs to be awarded to non-employee directors and for 2019 and beyond, a minimum stock price of $1.00 has been established by our Board for computing the number RSUs to be awarded to non-employee directors. These floors are subject to change by the Board and are a component of the Director compensation plan and not the 2017 RSU Plan. For example, if our closing stock price on the first business day of January 2018 is less than $0.75, non-employee directors would each receive approximately 66,667 RSUs, which would be deemed to fulfill the mandate that they receive $50,000 of equity value.

In determining the number of shares to be covered by the 2017 Plan, the Board believes the potential dilution to stockholders is reasonable, especially given that the overwhelming majority of our outstanding stock option awards to our employees are significantly out of the money and will likely never be exercised. The Board also considered that the Company’s current burn rate is below ISS benchmarks.

Although the Compensation Committee retained the Hay Group, an independent compensation consulting firm in 2015 to advise it on compensation matters, the Hay Group did not assist in designing the 2017 RSU Plan and did not advise on the number of shares to be issuable in such plan.

The following discussion of the principal features and effects of the 2017 RSU Plan is qualified in its entirety by reference to the text of the 2017 RSU Plan, set forth in Appendix A attached hereto.

Administration

The 2017 RSU Plan is administered by the Company’s Board of Directors, or, except with respect to matters involving non-employee Directors (“Non-Employee Directors”), the Compensation Committee, provided it is comprised of not less than two members of the Board, each of whom must be Non-Employee Directors as that term is defined in Rule 16b-3(b)(3)(i) of the Exchange Act (the “Committee”).

Powers of the Board/Committee. The Board/Committee has the authority, subject to the provisions of the 2017 RSU Plan, to establish, adopt and revise such rules, regulations and forms and agreements and to interpret the 2017 RSU Plan and make all determinations relating to the 2017 RSU Plan as it may deem necessary or advisable. The Board/Committee also has the authority, subject to the provisions of the 2017 RSU Plan, to delegate ministerial, day-to-day administrative details and non-discretionary duties and functions to officers and employees of the Company. In the administration of the 2017 RSU Plan with respect to Non-Employee Directors, the Board has all of the authority and discretion otherwise granted to the Committee with respect to the administration of the 2017 RSU Plan.

All decisions, determinations and interpretations of the Board/Committee are binding and conclusive on participants in the 2017 RSU Plan and on their legal representatives and beneficiaries.

Director Participation in the RSU Plan. Non-Employee Directors are eligible to receive RSU grants under the 2017 RSU Plan, and it is expected that RSU awards under the 2017 RSU Plan will represent the annual equity compensation component of Non-Employee Directors’ compensation.

RSU Plan Eligibility

RSUs may be granted to any of the Company’s Non-Employee Directors, any of the Company’s employees or consultants, or any employees or consultants of any of the Company’s subsidiary corporations, including officers (collectively, “Eligible Participants”). For purposes of the discussion under this Proposal 4, employees or consultants of the Company also mean employees or consultants of the Company’s subsidiary. As of the date of this Proxy Statement all of the Company’s 14 full-time employees and four Non-Employee Directors of the Company will be eligible participants (“Participants”) in the 2017 RSU Plan. Any Eligible Participant who has been granted an RSU may be granted additional RSUs.

The RSU Plan does not confer any rights upon any Participant with respect to continuation of employment or service as an employee, consultant or a Non-Employee Director.

Terms

RSU Award Agreement. Each RSU granted under the 2017 RSU Plan is evidenced by a written award agreement (“RSU Award Agreement”), which contains the terms and conditions of the specific RSU granted.

Vesting of RSUs. RSUs generally vest as set forth in the RSU Award Agreement.

In addition, unless expressly provided otherwise in the RSU Award Agreement, each RSU immediately vests and is nonforfeitable to the Participant upon the occurrence of any of the following events:

(1) a Participant’s service as an employee of the Company is terminated by the Company without Cause (as defined) or due to the Participant’s death or disability (as defined), or in the case of a Non-Employee Director, upon the Participant’s death or Disability or if the Participant is not renominated as a director (other than for “Cause” or refusal to stand for re-election) or is not elected by the Company’s stockholders, if nominated; or

(2) a qualifying change of control, referred to as a Change in Control-Plan (as defined in the 2017 RSU Plan)

Accelerated vesting does not directly translate into accelerated distribution of shares subject to an RSU Award. For instance if the Company terminates an employee’s employment without Cause, such employee’s RSUs will immediately vest (unless otherwise provided in the RSU Award Agreement) but, absent a qualifying change of control the employee will not commence to receive the shares underlying his RSU award until the scheduled distribution date.

Distribution of Shares Underlying RSUs. Under the 2017 RSU Plan, (unless an award provides otherwise, vesting is accelerated as provided above under “Vesting of RSUs” or a Change of Control-Plan occurs as described below), stock underlying vested RSUs is generally distributed on the first business day of the year after they vest. Hence, if an award to a Non-Employee Director vests as scheduled in full over four quarters during 2018, it will be generally be distributed the first business day of January 2019. However, the Company may set other distribution dates, with respect to awards to Participants, including Non-Employee Directors. Under the 2014 RSU Plan Non-Employee Directors (but not other Participants) could designate the length of the deferrals. This is not the case with the 2017 RSU Plan, where only the Company can set the distribution dates for all Participants. Non-Employee-Directors may elect to take payment in cash instead of stock for up to 40% of the RSUs in an award (rendering such RSUs as “Cash Settled RSUs”). With respect to Participants for whom the Company is required to withhold taxes (generally employees) the Company may mandate such Participants or such Participants may elect that the Company withhold stock otherwise payable on exchange of an RSU to pay withholding taxes (this differs from the 2014 RSU Plan where the Company could not mandate withholding stock to pay withholding taxes). The cash payment election or withholding election may be made at anytime before distribution, but any such cash payment or withholding is subject to any limits on redemption under any preferred stock, loan or other financing agreement. Under the Company’s current loan agreement with Oxford Finance LLC, there is an annual limit of $350,000 (“Redemption Limit”) on the amount of redemptions the Company may make (which includes payment on Cash Settled RSUs, withholding of stock for taxes and par value). The Company has the option of establishing a RSU award that defers distributions to a Participant, including in installments (e.g., 25% of RSUs to be paid in 2019, 2020, 2021 and 2022). If a Change of Control-Plan which is also a Change in Control-409A occurs, all vested shares of Common Stock underlying an RSU (after payment or withholding of $0.01 per share par value) will be distributed by the Company to the holder of the RSU at or about the time of the Change in Control-Plan. No dividends accrue on shares of Common Stock underlying RSUs prior to distribution. Participants need not be employees, consultants or directors of the Company on a distribution date. A Change in Control-409A for distribution purposes is generally the same as a Change in Control-Plan for vesting purposes, except that in order to have a Change in Control-409A for distribution purposes, a change in control qualifying under Section 409A of the Code must occur. In lieu of requiring cash payment of par value, the Company may, in its discretion or shall at the Participant’s request, accept payment of any such par value by withholding from stock payments a number of whole shares of stock whose value is equal to the amount of such par value, provided the same does not cause the Redemption Limit to be exceeded.

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Non-Transferability of RSUs. RSUs may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner by the Participant other than by will or by the laws of descent or distribution and the Committee may, in its discretion, authorize all or a portion of the RSUs to be granted to a Participant to be on terms which permit transfer by such Participant to (i) the spouse, children or grandchildren of the awardee (the “Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership in which such Immediate Family Members are the only partners, provided that (x) there may be no consideration for any such transfer, (y) subsequent transfers of transferred RSUs shall be prohibited except those made by will or by the laws of descent or distribution, and (z) such transfer is approved in advance by the Committee (or Board in absence of a Committee). A married Participant may generally designate only a spouse as a beneficiary unless spousal consent is obtained.

Termination of Status as an Employee or Non-Employee Director. See “Vesting of RSUs”, above for a discussion of vesting upon termination of employment or service as a Non-Employee Director.

Dividend and Voting Rights. Unless other provided in an RSU Award Agreement, Participants have no dividend rights and no voting rights with respect to the shares underlying RSUs until the RSUs settle in shares of Common Stock.

Amendment and Termination of the RSU Plan

The Board may terminate and, without shareholder approval, unless the same is required by the rules of the exchange where the Company’s stock trades, or applicable law, amend the 2017 RSU Plan.

Adjustments upon Changes in Capitalization or Merger

Upon or in contemplation of any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation or other reorganization; any split-up; spin-off, or similar extraordinary dividend distribution with respect to the Common Stock (whether in the form of securities or property); any exchange of stock or other securities of the Company, or any similar, unusual or extraordinary corporate transaction with respect to the Common Stock; or a sale of substantially all the assets of the Company as an entirety; then the Board shall proportionately adjust any or all of (a) the number and type of shares of Common Stock (or other securities or property) that thereafter may be made the subject of RSUs, (b) the number, amount and type of shares of Common Stock (or other securities or property) payable with respect to RSUs, and (c) and the number and type of RSUs (both credited and vested) under the 2017 RSU Plan.

Tax Status of the RSU Plan

The following is a summary of the effect of Federal income tax consequences to the holders of RSUs and the Company with respect to the grant of RSUs and the purchase and sale of shares under the 2017 RSU Plan. The following summary does not purport to be complete, and reference is made to the applicable provisions of the Code. The summary does not address other taxes that may affect recipients of RSUs such as state and local income taxes, Federal and state estate, inheritance and gift taxes and foreign taxes.

Tax Treatment of RSUs. A holder will not recognize any taxable income at the time an RSU is granted. Upon distribution or withholding (for tax payments or par value) of shares of Common Stock underlying an RSU (“Shares”), a holder, will recognize ordinary income for federal tax purposes equal to the difference, if any, between the then fair market value of the Shares and the $0.01 par value of the Common Stock, which the holder must pay for each Share, or in the case of a Cash Settled RSU, the cash received. A holder’s tax basis in the shares acquired under an RSU will be equal to the fair market value of the Shares on the date of issuance. Upon a resale of the Shares acquired pursuant to a distribution under an RSU, any difference between the sale price and the holder’s tax basis in the Shares will be treated as capital gain or loss, and will qualify for long-term capital gain or loss treatment if the shares have been held for more than 12 months. The Company will generally withhold the applicable employee’s Medicare portion of the FICA tax (generally 1.45% for employees plus an additional 0.9% on wages in excess of $200,000) on an employee holder’s total compensation and their applicable share of Social Security portion of FICA (6.2% for employees up to the FICA wage base). Non-employee holders are responsible for payment of the Social Security of FICA and Medicare tax. The Company receives no tax deduction on the grant of an RSU, but is entitled to a tax deduction when the RSU holder recognizes taxable income on the settlement of the RSU, in the same amount as the income recognized by the holder of the RSU, subject to disallowance as provided below.

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Section 162(m) Disallowance. For a smaller reporting company, such as Acura, Section 162(m) of the Internal Revenue Code generally disallows a public corporation's tax deduction for compensation to its Chief Executive Officer or any of its two other most highly compensated officers in excess of $1,000,000 within a year. Compensation that qualifies as "performance-based compensation" is excluded from the $1,000,000 deductibility cap, and therefore remains fully deductible by the corporation that pays it. RSUs and stock issued or withheld in exchange therefor under the Plan will not qualify a “performance based compensation.” As such, as provided in Section 162(m) of the Internal Revenue Code such awards will be subject to the $1,000,000 deductibility cap. To the extent the value of the Shares distributed to such person in a tax year in settlement of the RSUs together with other non-qualifying performance based consideration paid to such person exceed $1 million, the Company will not be able to deduct such amounts.

Excess Parachute Payments. Under Section 280G and 4999 of the Code, compensatory payments to employees or other individuals who perform services for a corporation and who are officers, highly-compensated individuals or significant stockholders of the corporation may be treated as “excess parachute payments,” if the payments are contingent on a change in control of the corporation and exceed threshold amounts specified in the Code. Payments are not considered parachute payments if the taxpayer can show by clear and convincing evidence that they constitute reasonable compensation for personal services to be performed after the change in control or that they otherwise are not contingent on the change in control. The value of any accelerated vesting of an RSU is considered a compensatory payment for this purpose. The Treasury regulations under Section 280G provide that, with respect to the acceleration of vesting of shares, the amount treated as contingent on a change in control of the Company is the sum of (a) the increase in the present value resulting from the acceleration of vesting (the “Time Value Component”) plus (b) an amount that reflects the elimination of the obligation to perform services in order to continue vesting (the “Forfeiture Risk Component”). With respect to each unvested share or RSU, the Time Value Component equals the excess of (a) the value of the share or RSU on the accelerated vesting date divided by (b) the discounted present value of the share or RSU on its original vesting date (assuming that the fair market value of the underlying stock does not change). The present value generally is discounted based on an interest rate equal to 120% of the applicable federal rate (as defined in the Code) in effect on the date of the change in control. The Treasury regulations provide that the value of the Forfeiture Risk Component is 1% of the value of the payment for each full calendar month during which the RSU holder no longer needs to perform services in order to vest in the shares underlying the RSU. Excess parachute payments are not deductible by the Company and the recipient must pay a nondeductible excise tax equal to 20% of the excess parachute payments (in addition to regular income taxes on such payments). Further, the Company may have a withholding and reporting obligation, depending on the type of payment.

Section 409A. The RSUs are subject to Section 409A of the Code. RSUs granted under the 2017 RSU Plan are intended to comply with the provisions of that Section with respect to deferred compensation. If the 2017 RSU Plan did not comply with the provisions of 409A, among other things, compensation under the 2017 RSU Plan would be subject to a 20% excise tax.

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RSU Awards – New Plan Benefits

The following table reflects the anticipated issuance of awards under the 2017 RSU Plan to Non-Employee Directors and employees. Although the lifespan of the Plan is ten years we believe the RSUs to be distributed under the Plan may be fully distributed in four years.

NEW PLAN BENEFITS

2017 Restricted Stock Unit Award Plan

NAME AND POSITION	DOLLAR VALUE ($)		NUMBER OF UNITS
Robert B. Jones, President and Chief Executive Officer		(1)		(1)
Peter A. Clemens, Senior Vice President and Chief Financial Officer		(1)		(1)
Albert Brzeczko, Ph.D., Vice President, Technical Affairs of Acura Pharmaceutical Technologies, Inc.		(1)		(1)
Executive Group		(1)		(1)
Non-Executive Director Group	$800,000	(2)	866,667	(2)
Non-Executive Officer Employee Group		(1)		(1)

(1)	While this amount cannot be determined as of the date of this Proxy Statement, if RSUs are granted under the 2017 RSU Plan to employees, instead of stock options, the number of RSUs is expected to be lower that the number of stock options than would otherwise be granted to employees. It is expected that the allocation of RSUs among the employees will be consistent with the Company’s historical allocation of stock options among the employees (For example, the August 2017 stock option awards allocated 78% and 22% of such option awards to the executive officers and the non-executive officer employees, respectively, with Messrs. Jones, Clemens and Brzeczko receiving 24%, 17% and 18%, respectively, of such August 2017 stock option awards. Assuming 866,667 RSUs, of the 1,500,000 available RSUs under the 2017 RSU Plan are distributed to Non-Employee Directors, 633,333 RSUs will remain for distribution under the 2017 RSU Plan. If these 633,333 RSUs are distributed to employees over the next four years, using the above percentages, Mr. Jones, Clemens and Brzeczko would receive 152,000, 107,667 and 114,000 RSUs, respectively and the executive group and non-executive group would receive 494,000 and 139,333 RSUs respectively.)
(2)	Under our director compensation program, directors’ equity awards may be in options or RSUs. In the case of RSUs, we determine value by the value of the shares underlying the RSUs. Assuming equity awards are in RSUs, and not in options, on the first business day of each year each Non-Employee Director will receive a grant of RSUs whose underlying shares have $50,000 in deemed value, vesting in equal installments on the last day of each calendar quarter, subject to a minimum stock price to be used in determining deemed value, or floor, of $0.75 in effect for the 2018 grant and a floor of $1.00 is in effect for grants after 2018. If the 2017 RSU Plan is adopted by stockholders it is anticipated that each of the four Non-Employee Directors will receive a grant on the first business day of 2018, of RSUs (the number of units is determined by dividing 50,000 by the greater of (x) the $0.75 floor and (y) the stock price on the date of grant, with 25% of such units vesting on each of March 31, 2018, June 30, 2018, September 30, 2018 and December 31, 2018. The entry in the table assumes that (i) each of the Company’s four Non-Employee Directors will receive an aggregate of RSU grants whose underlying shares are valued at $200,000 in the aggregate for 2018, 2019, 2020 and 2021, subject to a minimum stock price to be used in determining deemed value; (ii) a minimum stock price of $0.75 is in effect for the 2018 grant and a minimum stock price of $1.00 is in effect for grants to Non-Employee Directors in 2019 and beyond; (iii) director equity compensation is issued in RSUs; (iv) the number of Non-Employee directors remains at four; and (v) the director compensation plan does not change. The closing price of the Company’s stock on September 11, 2017 was $0.483. If the closing stock price on the date of grant is less than the stock price floor for a certain year (e.g., $0.75 for 2018) then the actual dollar value will be less than $50,000 per director for such year, and less than $800,000 in total. For example, if the stock price were less than the applicable minimum stock price for the next four years, and the stock price was at $0.50 on each date of grant, Non-Employee Directors would only receive approximately $430,000 in value, instead of $800,000. For purposes of this table and this footnote, value of RSU grants disregards effect of payment by the RSU recipient of $.01 in par value.

Vote Required

The majority of Votes Cast at the Meeting is required for adoption of the 2017 RSU Plan.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR the adoption of the 2017 RSU Plan.

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PROPOSAL 5

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

There will also be submitted for consideration and voting at the Meeting, the ratification of the appointment by our Audit Committee and our Board of Directors of BDO USA, LLP as our independent registered public accounting firm for the purpose of auditing and reporting upon our financial statements for the fiscal year ending December 31, 2017. Our Audit Committee and Board of Directors selected and approved the accounting firm of BDO USA, LLP as our independent registered public accounting firm to audit and report upon our financial statements for our fiscal year ending December 31, 2017. BDO USA, LLP has no direct or indirect financial interest in the Company.

Representatives of BDO USA, LLP are expected to be present at the Meeting, and they will be afforded an opportunity to make a statement at the Meeting if they desire to do so. It is also expected that such representatives will be available at the Meeting to respond to appropriate questions by shareholders.

Our registered independent public accounting firm is BDO USA, LLP. The fees billed by this firm in 2016 and 2015 were as follows:

	2016	2015
Audit Fees	$173,558	$132,753
Audit-Related Fees	-	-
Total Audit and Audit-Related Fees	173,558	132,753
Tax Fees	63,990	43,280
All Other Fees	-	-
Total for BDO USA, LLP	$237,548	$176,033

Audit Fees include professional services rendered in connection with the annual audit of our financial statements, and the review of the financial statements included in our Form 10-Qs for the related periods. Additionally, Audit Fees include other services that only an independent registered public accounting firm can reasonably provide, such as services associated with our SEC registration statements or other documents filed with the SEC or used in connection with financing activities. We had no Audit-Related Fees which would include accounting consultations related to accounting, financial reporting or disclosure matters not classified as “Audit Fees.”

Tax Fees include tax compliance, tax advice and tax planning services. These services related to the preparation of various state income tax returns, our federal income tax return, and reviews of IRC Section 382.

Audit Committee’s Pre-Approval Policies and Procedures

Consistent with policies of the SEC regarding auditor independence and the Audit Committee Charter, the Audit Committee has the responsibility for appointing, setting compensation and overseeing the work of the registered independent public accounting firm (the “Firm”). The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the Firm. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee may also pre-approve particular services on a case-by-case basis. In assessing requests for services by the Firm, the Audit Committee considers whether such services are consistent with the Firm’s independence, whether the Firm is likely to provide the most effective and efficient service based upon their familiarity with the Company, and whether the service could enhance the Company’s ability to manage or control risk or improve audit quality.

All of the audit-related, tax and other services provided by BDO USA, LLP in 2016 and 2015 and related fees (as described in the captions above) were approved in advance by the Audit Committee.

33

Audit Committee Report

The members of our Audit Committee are George K. Ross, Chairman, Bruce F. Wesson and William G. Skelly. The Audit Committee operates under a written charter adopted by the Board of Directors. The charter is available on our website at www.acurapharm.com under the menu item “Corporate Governance” under the “Investors” tab. Management is responsible for our internal control and financial reporting process. Our independent public accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with the auditing standards of the PCAOB and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with Management and our independent public accountants. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with Management and our independent public accountants. The Audit Committee discussed with the independent public accountants matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) Standard 16, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the PCAOB in Rule 3200T; Public Company Accounting Oversight. Our independent public accountants also provided to the Audit Committee the written disclosures required by PCAOB Rule 3526, and the Audit Committee discussed with the independent public accountants that firm’s independence. The Audit Committee has also considered whether the independent auditors’ provision of non-audit services to us is compatible with the auditor’s independence.

Based upon the Audit Committee’s discussions with Management and the independent public accountants and the Audit Committee’s review of the representation of Management and the report of the independent public accountants, the Audit Committee recommended that the Board of Directors include our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the Securities and Exchange Commission.

The foregoing has been approved by all current members of the Audit Committee.

George K. Ross (Chairman)
Bruce F. Wesson
William G. Skelly

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

Vote Required

A majority of the Votes Cast at the Meeting is required to ratify the appointment of BDO USA, LLP as our independent registered accounting firm for the fiscal year ending December 31, 2017.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of the Common Stock, as of September 15, 2017, for individuals or entities in the following categories: (i) each of the Company’s Directors; (ii) the Company’s principal executive officer, and the next two highest paid executive officers of the Company whose total annual compensation for 2016 exceeded $100,000 (the “2016 named executive officers”); (iii) all Directors and executive officers as a group; and (iv) each person known by the Company to be a beneficial owner of more than 5% of the Common Stock. Unless indicated otherwise, each of the shareholders has sole voting and investment power with respect to the shares beneficially owned. At September 15, 2017, there were 20,745,994 shares of our Common Stock outstanding. Shares of common stock issuable pursuant to stock options, warrants and restricted stock units exercisable or exchangeable within 60 days are deemed outstanding and held by the holder of such options warrants or restricted stock units for computing the percentage of the person holding such options, warrants or restricted stock units, but are not deemed outstanding for computing the percentage of any other person. There were no restricted stock units exchangeable within 60 days of September 15, 2017.

Name of Beneficial Owner	Amount Owned		Percent of Class (1)
John Schutte c/o Mainpointe Pharmaceuticals, LLC 333 E. Main Street Louisville, KY 40202	10,695,186	(2)	47.5%
Galen Partners III, LP 680 Washington Boulevard, Stamford, CT 06901	2,195,735	(3)	10.5%
Essex Woodlands Health Ventures Fund V, L.P. 21 Waterway Avenue, Suite 225 Woodlands, TX 77380	1,956,357	(4)	9.4%
Robert B. Jones	333,079	(5)	1.6%
William G. Skelly	46,345	(6)	*
Bruce F. Wesson	76,670	(7)	*
Peter A. Clemens	238,682	(8)	1.1%
Immanuel Thangaraj	41,812	(9)	*
Albert W. Brzeczko	170,357	(10)	*
George K. Ross	52,816	(11)	*
All Officers and Directors as a Group (9 persons)	1,215,310	(12)	5.6%

* Represents less than 1% of the outstanding shares of the Company’s Common Stock.

(1)       Shows percentage ownership assuming (i) such party converts all of its currently convertible securities or securities convertible within 60 days of September 15, 2017 into the Company’s common stock, and (ii) no other Company security holder converts any of its convertible securities. No shares held by any Director or 2016 named executive officer has been pledged as collateral security.

(2)       Includes warrants to purchase 1,782,531shares held by Mr. Schutte.

(3)       Includes 2,006,538 shares held by Galen Partners III, LP, 180,936 shares held by Galen Partners International III, LP and 8,261 shares held by Galen Employee Fund III, L.P. (collectively, “Galen”). Claudius, L.L.C. serves as the sole General Partner of Galen Partners, III LP and Galen Partners International III, LP and has sole voting and investment control over the shares held by such funds and may be deemed to beneficially own the shares held by such funds. Galen Management, L.L.C. serves as the sole General Partner of Galen Employee Fund III, L.P. and has sole voting and investment control over the shares held by Galen Employee Fund III, L.P. and may be deemed to beneficially own the shares held by Galen Employee Fund III, L.P. Claudius L.L.C. and each Galen entity disclaims beneficial ownership of the shares reported herein, except to the extent of its respective pecuniary interest therein. L. John Wilkerson, David W. Jahns, and Zubeen Shroff exercise voting, investment and dispositive rights over our securities held of record by Galen. The information reported with respect to Galen and Claudius LLC is based on a Form 4 filed on June 18, 2015.

(4)       Mr. Thangaraj is the Board designee of Essex Woodlands Health Ventures Fund V, L.P. (“Essex”). Essex Woodlands Health Ventures V, L.L.C., a Delaware limited liability company is the general partner of Essex. Martin P. Sutter and Immanuel Thangaraj, may be deemed to have shared dispositive power and voting power with respect to the securities held by the Essex. Messrs. Sutter and Thangaraj disclaim beneficial ownership of such securities except to the extent of their respective pecuniary interests therein.

(5)       Includes 320,524 shares subject to stock options exercisable within 60 days of September 15, 2017.

35

(6)       Includes 18,000 shares subject to stock options exercisable within 60 days of September 15, 2017. Does not include RSUs.

(7)       Includes 18,000 shares subject to stock options exercisable within 60 days of September 15, 2017. Does not include RSUs.

(8)       Includes 183,500 shares subject to stock options exercisable within 60 days of September 15, 2017.

(9)       Includes 18,000 shares subject to stock options exercisable within 60 days of September 15, 2017. Mr. Thangaraj’s holdings do not include securities held by Essex. Mr. Thangaraj disclaims beneficial ownership in securities held by Essex except to the extent of his pecuniary interest therein. Does not include RSUs.

(10)     Includes 154,357 shares subject to stock options exercisable within 60 days of September 15, 2017.

(11)     Includes 18,000 shares subject to stock options exercisable within 60 days of September 15, 2017. Does not include RSUs.

(12)     Includes 923,780 shares which Directors and executive officers have the right to acquire within 60 days of September 15, 2017 through exercise of outstanding stock options.

GENERAL

We do not know of any matters other than those stated in this Proxy Statement that are to be presented for action at the Meeting. If any other matters should properly come before the Meeting, proxies will be voted on those other matters in accordance with the judgment of the persons voting the proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

We will bear the cost of preparing, printing, assembling, posting and mailing all proxy materials that may be sent to shareholders in connection with this solicitation. Arrangements will also be made with brokerage houses, other custodians, nominees and fiduciaries, to forward soliciting material to the beneficial owners of our Common Stock held by such persons. We will reimburse such persons for reasonable out-of-pocket expenses incurred by them. In addition to the solicitation of proxies by use of the mails, our officers and regular employees of the Company may solicit proxies without additional compensation, by telephone or facsimile. We do not expect to pay any compensation for the solicitation of proxies.

We have adopted a procedure approved by the SEC known as “householding.” This procedure allows multiple stockholders residing at the same address the convenience of receiving a single copy of our Notice, Annual Report on Form 10-K and proxy materials, as applicable. This allows us to save money by reducing the number of documents we must print and mail, and helps reduce the environmental impact as well. Householding is available to both registered stockholders and beneficial owners of shares held in streetname.

If you are a registered stockholder and have consented to our mailing of proxy materials and other stockholder information to only one account in your household, as identified by you, we will deliver or mail a single copy of our Notice, Annual Report on Form 10-K and proxy materials, as applicable, for all registered stockholders residing at the same address. Your consent will be perpetual unless you revoke it, which you may do at any time by calling Broadridge Financial Solutions, Inc. at 1-800-542-1061 (toll free) or by writing to Broadridge Financial Solutions, Inc., Householding Dept, 51 Mercedes Way, Edgewood, NY 11717.

If you revoke your consent, we will begin sending you individual copies of future mailings of these documents within 30 days after we receive your revocation notice. If you received a householded mailing this year, and you would like to receive additional copies of our Notice, Annual Report on Form 10-K and proxy materials, as applicable, mailed to you, please submit your request to Broadridge who will promptly deliver the requested copies.

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Registered stockholders who have not consented to householding will continue to receive copies of our Notice, Annual Reports on Form 10-K and proxy materials, as applicable for each registered stockholder residing at the same address. As a registered stockholder, you may elect to participate in householding and receive only a single copy of annual reports or proxy statements for all registered stockholders residing at the same address by contacting Broadridge as outlined above.

Stockholders who hold their shares through a brokerage may elect to participate in householding or revoke their consent to participate in householding by contacting their respective brokers.

A copy of our Annual Report to Shareholders on Form 10-K for the fiscal year ended December 31, 2016, as filed with the SEC, accompanies this Proxy Statement, if being sent by paper or email copy and can be accessed on the web together with this Proxy Statement at www.proxyvote.com. Upon written request, we will provide each shareholder being solicited by this Proxy Statement with a free copy of any exhibits and schedules thereto. All such requests should be directed to Acura Pharmaceuticals, Inc., 616 N. North Court, Suite 120, Palatine, Illinois 60067, Attention: Mr. Peter A. Clemens, Senior Vice President and Chief Financial Officer, telephone (847) 705-7709.

All properly executed proxies delivered pursuant to this solicitation and not revoked, will be voted at the Meeting and will be voted in accordance with the specifications made thereon. In voting by proxy in regard to the election of directors, shareholders may vote in favor of each nominee or withhold votes as to all nominees or votes as to a specific nominee. With respect to voting on the ratification of our independent public accountants, shareholders may vote in favor of, may vote against or may abstain from voting on such proposal. Shareholders should specify their choices on the enclosed Proxy or when voting by telephone or through the internet as provided in the Notice of Internet Availability of Proxy Materials. If no specific instructions are given with respect to the matters to be acted upon, the shares represented by the Proxy will be voted FOR the election of all directors, FOR the resolution approving executive compensation, FOR a shareholder vote on executive compensation with a frequency of every three years, FOR the adoption of the Company’s 2017 Restricted Stock Unit Award Plan and FOR the ratification of the appointment of BDO USA, LLP as our independent certified public accountants for the fiscal year ending December 31, 2017. See “Voting of Proxies” in this Proxy Statement, if you are a beneficial owner and not a record holder, as other rules apply with respect to your non-votes.

If you need directions on how to get to the Meeting please call Peter Clemens at 847-705-7709.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS

This proxy statement and our 2016 Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as filed with the SEC, will be available at www.proxyvote.com on or about September 29, 2017.

SHAREHOLDER PROPOSALS FOR 2018 ANNUAL MEETING

Any shareholder proposals intended to be presented at our 2018 Annual Meeting of Shareholders must be received by us on or before June 1, 2018 in order to be considered for inclusion in our proxy statement and proxy relating to such meeting.

SEC rules establish a different deadline for submission of stockholder proposals that are not intended to be included in our proxy statement with respect to discretionary voting. The deadline for these proposals for the year 2018 Annual meeting is August 15, 2018. If a stockholder gives notice of such a proposal after this deadline, our proxy holders will be allowed to use their discretionary authority to vote for or against the stockholder proposal when and if the proposal is raised at our 2018 Annual Meeting of Shareholders.

By Order of the Board of Directors

PETER A. CLEMENS,
Secretary
September 27, 2017

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Appendix A
2017 restricted Stock Unit Award Plan

(NOT EFFECTIVE UNTIL APPROVED BY STOCKHOLDERS)

1.	General Description.

The Plan provides for grants of restricted stock units to employees, consultants and Non-Employee Directors of the Company and its Subsidiaries.

The purpose of the Plan is to attract, motivate and retain experienced and knowledgeable employees and consultants by offering additional stock based compensation and incentives to defer and potentially enhance their compensation and to encourage stock ownership in the Company, and to attract and retain qualified directors.

This Plan is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended, in order to avoid compensation deferred under the Plan which is subject to Code Section 409A from being included in the gross income of Participants under Code Section 409A and the Plan shall be interpreted consistent with such intent.

2.	Definitions.

The following definitions shall be applicable throughout the Plan:

“Board” means the Board of Directors of the Company.

“Cash Settled Restricted Stock Units” is defined in Section 7(d).

“Cause” means, with respect to termination of a Participant's employment, or termination of a Participant’s service as a Non-Employee Director, or termination of a Participant’s consulting relationship with the Company or a Subsidiary, the occurrence of any one or more of the following:

(a)       in the case of a (A) Non-Employee Director, (B) a non-employee consultant, or (C) an employee where there is no employment, change in control or similar agreement in effect between the Participant and the Company or a Subsidiary at the time of the grant of the Restricted Stock Unit award, or where there is such an agreement but the agreement does not define “cause” (or similar words), the finding by the Board or the Committee, in the exercise of good faith and reasonable judgment, that: (1) except in the case of a Non-Employee Director, Participant breached his or her employment or service contract or any other agreement (whether verbal or written) with the Company or a Subsidiary, (2) Participant has been engaged in disloyalty to the Company or a Subsidiary, including, without limitation, fraud, embezzlement, theft, or proven dishonesty in the course of his or her employment or service with the Company or a Subsidiary; (3) Participant has been convicted of a felony; (4) Participant has committed gross negligence or willful misconduct in the course of his or her employment or service with the Company or a Subsidiary, or (5) Participant has disclosed trade secrets or confidential information of the Company, a Subsidiary or a third party to persons not entitled to receive such information.

(b)       in the case of an employee where there is a written employment, change in control or similar agreement in effect between the Participant and the Company or a Subsidiary at the time of the grant of the Restricted Stock Unit award that defines “cause” (or similar words), the termination of an employment arrangement that is or would be deemed to be for “cause” (or similar words) as defined in such agreement.

A-1

“Change in Control - Plan” means in one or a series of related transactions any of the following: (a) the acquisition (other than solely from the Company) by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) other than the Company or any Subsidiary of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than sixty-six and 2/3 percent (66.66%) of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Voting Securities”); (b) a reorganization, merger, consolidation, share exchange, recapitalization, business combination or similar combination involving the Company or its capital stock (a “Business Combination”), other than a Business Combination in which more than thirty-three and 1/3 percent (33.33%) of the combined voting power of the outstanding voting securities of the surviving or resulting entity immediately following the Business Combination is held by the persons who, immediately prior to the Business Combination, were the holders of the Voting Securities; (c) a sale or other transfer (other than license) of all or substantially all of the Company’s assets (measured by the value or earning power of the assets), including, without limitation, the sale by the Company of its rights under license agreements or similar agreements relating to its technology (including the sale of royalty payment amounts payable to the Company or its shareholders under such agreements); (d) the license or similar agreement by the Company to a third party or third parties, in one or more transactions, of all rights in and to the Company’s technology and, as a result of such transactions, all or substantially all of the Company’s activities consist of monitoring such arrangements and collecting fees and payments due thereunder; or (e) a complete liquidation or dissolution of the Company.

“Change in Control – Section 409A” shall mean a Change in Control – Plan, except to the extent that (and only to the extent that) such Change in Control – Plan does not qualify as a change (a) in the ownership or effective control of the Company, or (b) in the ownership of a substantial portion of the assets of the Company, under Section 409A of the Code.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Compensation Committee, if any, appointed by the Board under Section 4 hereof.

“Common Stock” or “Stock” means shares of common stock, par value $.01 per share, of the Company, including any rights attendant thereto upon issuance of the shares, together with any restrictions, limitations or conditions of and to such rights and such other stock or other securities or property into which the Stock (or such rights) may be converted or for which it is exchanged or substituted (and any credits thereon), pursuant to Section 10.

“Company” means Acura Pharmaceuticals, Inc. and its successors.

“Disability” means

(a)       in the case of (A) a Non-Employee-Director or (B) an employee where there is no employment, change in control or similar agreement in effect between the Participant and the Company or a Subsidiary at the time of the grant of the Restricted Stock Unit award, or where there is such an agreement but the agreement does not define “disability” (or similar words), then “Disability” means the Participant: (1) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; (2) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees and/or directors of the Company or a Subsidiary; (3) is determined to be totally disabled by the Social Security Administration; or (4) any other permitted definition of disability under Section 409A of the Code and the regulations promulgated thereunder, and

(b)       in the case where there is a written employment, change in control or similar agreement in effect between the Participant and the Company or a Subsidiary at the time of the grant of the Restricted Stock Unit award that defines “disability” (or similar words), the termination of an employment arrangement that is or would be deemed to be for “disability” (or similar words) as defined in such agreement.

“Effective Date” shall be the date this Plan is approved by the shareholders of the Company.

“Eligible Participant” means a Non-Employee Director serving as a director on the date of grant, a consultant providing services to the Company or a Subsidiary on the date of grant, or an employee employed by the Company or a Subsidiary on the date of grant.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the fair market value of Common Stock determined as follows:

A-2

(i)	If the Common Stock is listed on any established stock exchange (including the Nasdaq Capital Market) or quoted on the OTCQB or OTCQX its Fair Market Value shall be the closing sales price for such stock as quoted on such exchange or system for the preceding day on which sales of Common Stock were reported, as such price is reported in The Wall Street Journal or such other source as the Board deems reliable;

(ii)	If the Common Stock is quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the closing bid and asked prices for the Common Stock on the preceding day on which sales of Common Stock were reported, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

(iii)	In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

“Non-Employee Director” has the definition set forth in Rule 16b-3(b)(3)(i) of the Exchange Act.

“Participant” means each Company or Subsidiary employee, consultant or Non-Employee Director who has been granted a Restricted Stock Unit award.

“Plan” means the Acura Pharmaceuticals, Inc. 2017 Restricted Stock Unit Award Plan, as set forth herein and as it may be amended from time to time.

“Restricted Stock Unit Award Agreement” means an agreement described in Section 5(a) and Section 9(j).

“Restricted Stock Units” or “RSUs” means an award of Stock Units credited pursuant to Section 5, which Stock Units are subject to vesting and other restrictions as set forth herein.

“Securities Act” means the Securities Act of 1933, as amended.

“Stock Unit” means a non-voting unit of measurement that is (a) deemed for bookkeeping purposes to be equivalent to one outstanding share of Stock solely for purposes of determining benefits under the Plan, (b) credited to a Participant's Stock Unit Account pursuant to the grant of Restricted Stock Units under Section 5; and (c) payable solely in a share of Stock, on a one-for-one basis, except in the case of Cash Settled Restricted Stock Units which are settled in cash (as provided herein).

“Stock Unit Account” means the bookkeeping account maintained by the Company for each Eligible Participant that is credited with Stock Units in accordance with the Plan.

“Subsidiary” means any entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

3.	Effective Date; Duration.

The Effective Date shall be the date on which the Company’s shareholders approve this Plan. RSUs may be distributed under the Plan until November 7, 2027. The Plan shall continue in effect until all matters relating to Stock Units and the administration of the Plan have been completed and all payments of such compensation have been made.

4.	Administration.

The Company’s Board of Directors or the Compensation Committee of the Board, as designated by the Board, shall administer the Plan. If appointed by the Board, the Committee shall be constituted so as to permit the Plan to continue to comply with Rule 16b-3, as currently in effect or as hereafter modified or amended. The Committee appointed by the Board of Directors shall consist of not less than two members of the Board of Directors, to administer the Plan on behalf of the Board of Directors, subject to such terms and conditions as the Board of Directors may prescribe. Once appointed, the Committee shall continue to serve until otherwise directed by the Board of Directors. From time to time, the Board of Directors may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause), and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan; provided, however, that at no time shall a Committee of less than two members administer the Plan. Notwithstanding anything to the contrary contained herein, no member of the Committee shall serve as such under this Plan unless such person is a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3)(i) of the Exchange Act.

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A majority of the entire Committee shall constitute a quorum, and the action of the majority of the Committee members present at any meeting at which a quorum is present shall be the action of the Committee. The Committee shall have all of the powers and duties set forth herein, as well as such additional powers and duties as the Board of Directors may delegate to it; provided, however, that the Board of Directors expressly retains the right in its sole discretion (i) to elect and to replace the members of the Committee, and (ii) to terminate or amend this Plan in any manner consistent with applicable law.

The Committee shall have the authority, subject to the provisions of this Plan, to establish, adopt and revise such rules, regulations and forms and agreements and to interpret the Plan and make all such determinations relating to the Plan as it may deem necessary or advisable. The Committee shall also have the authority, subject to the provisions of the Plan, to delegate ministerial, day-to-day administrative details and non-discretionary duties and functions to officers and employees of the Company. The Committee's interpretation of the Plan or any awards granted pursuant hereto and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties. Notwithstanding any provisions of this Plan or any Restricted Stock Unit Award Agreement to the contrary, all discretionary interpretations, decisions or determinations of the Board or the Committee with respect to the Plan and all RSUs awarded under the Plan shall be made in accordance with the express terms of the Plan and applicable Restricted Stock Unit Award Agreement in the exercise of good faith and reasonable judgment.

Notwithstanding any contrary provision of this Section 4, the Board shall administer the Plan, and the Committee shall exercise no discretion with respect to any grants to Non-Employee Directors. In the administration of the Plan with respect to Non-Employee Directors, the Board shall have all of the authority and discretion otherwise granted to the Committee with respect to the administration of the Plan.

5.	Restricted Stock Units.

(a)       Restricted Stock Units may be granted at any time and from time to time as determined by the Board or the Committee. Each Restricted Stock Units grant will be evidenced by a Restricted Stock Award Agreement that will specify such other terms and conditions as Board or the Committee, in its sole discretion, will determine, including all other applicable terms, conditions and restrictions related to the grant, vesting and the number of Restricted Stock Units not otherwise set forth in this Plan.

(b)       Vesting Period. The Board or the Committee shall determine the vesting of a Restricted Stock Unit award granted under Section 5(a), and shall set forth such vesting in the Restricted Stock Unit Award Agreement.

(c)       Acceleration of Vesting. Notwithstanding Section 5(b), unless expressly provided otherwise in the Restricted Stock Unit Award Agreement, each Restricted Stock Unit award shall become fully and immediately vested and nonforfeitable to the Participant upon the occurrence of any of the following events:

(1)       a Participant's service as an employee of the Company is terminated by the Company without Cause or due to Participant’s death or Participant’s Disability, or in the case of a Non-Employee Director, Participant’s death or Disability or Participant is not renominated as a director (other than for “Cause” or refusal to stand for re-election) or is not elected by the Company’s stockholders, if nominated; or

(2)       a Change in Control - Plan.

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6.	Dividend and Voting Rights.

Unless expressly provided for in a Participant’s Restricted Stock Unit Award Agreement, a Participant shall have no rights as a stockholder of the Company, no dividend rights and no voting rights, with respect to the RSUs and any shares of Common Stock underlying or issuable in respect of such RSUs until such shares of Common Stock are actually issued to and held of record by the Participant. No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of the stock certificate for such RSU.

7.	Restrictions, Distributions and Changes to Distributions; Payment of Units.

(a)       Time and Manner of Distribution. Payment of vested Stock Units in a Participant's Stock Unit Account in accordance with Section 7(b) shall be made on the earlier of (i) a Change in Control – Section 409A, or (ii) the distribution dates specified in Section 7(b) and 7(c) as applicable, subject to Section 7(e). In the event of a payment pursuant to a Change in Control – Section 409A under Section 7(a)(i), such payment shall be made in a lump sum payment as soon as administratively practicable following consummation of said Change in Control – Section 409A, subject to Section 7(e). The date of the Change in Control – Section 409A is the scheduled distribution date for purposes of the Plan. In the event of a payment under Section 7(a)(ii), such payment shall be made as specified in Section 7(b) and 7(c) as applicable; provided, however, that in the event of a Change in Control – Section 409A all of Participant’s undistributed Stock Units as of consummation of said Change in Control – Section 409A shall be paid to Participant in a lump sum as soon as administratively practicable, regardless of the payment dates set forth in Section 7(b) or 7(c), subject to Section 7(e).

(b)       Standard Payments. Subject to Sections 7(a) and 7(c) hereof, unless a Restricted Stock Unit Award Agreement otherwise provides, with respect to any Restricted Stock Units granted to a Participant that become vested and non-forfeitable pursuant to the terms hereof and the applicable Restricted Stock Unit Award Agreement, such Restricted Stock Units shall be paid on the first business day of the year after the year in which they become vested and non-forfeitable (which is the scheduled distribution date for purposes of the Plan), or as soon thereafter as administratively practicable, subject to Section 7(e).

(c)       Deferral By Company. Subject to Section 7(a), at the discretion of the Committee, a Restricted Stock Unit Award for a Participant may provide for a date or dates of distribution occurring after the vesting date, and in such case payment shall be made on such distribution dates as specified in the applicable Restricted Stock Unit Award Agreement (which are the scheduled distribution dates for purposes of the Plan), subject to Section 7(e).

(d)       Cash Settled Restricted Stock Units. Unless otherwise provided in a Restricted Stock Unit Award Agreement, and subject to the restrictions provided in Section 9(n) a Non-Employee Director may elect, at any time prior to payment of Restricted Stock Units granted in a Restricted Stock Units Award Agreement that up to 40% of such Restricted Stock Units be settled in cash (“Cash Settled Restricted Stock Units”).

(e)       Payment of Units. Upon the occurrence of the distribution events set forth in Section 7(a), 7(b), and 7(c), other than with respect to Cash Settled Restricted Stock Units, the Company shall deliver a number of shares of Stock equal to the number of vested Stock Units to which the Participant is then entitled under the terms of the Plan and the Restricted Stock Unit Award Agreement upon receipt from Participant of the par value of such shares of Stock, which amount must be received or withheld within thirty days of the scheduled distribution date, set forth in Section 7(a), 7(b) or 7(c), as applicable, and in the Participant’s tax year in which the scheduled distribution date falls. In lieu of requiring cash payment of such par value, the Company may, it its discretion or shall at the Participant’s election, subject to Section 9(n), accept payment of any such par value by withholding from Stock payments a number of whole shares of Stock whose value is equal to the amount of such par value. Valuation for these purposes shall be the Fair Market Value on the scheduled distribution date referenced in Sections 7(a), 7(b) and 7(c). Upon the occurrence of the distribution events set forth in Section 7(a), 7(b) or 7(c) with respect to Cash Settled Restricted Stock Units, the Company shall deliver to the Participant cash equal to (A) Fair Market Value of the Common Stock on the scheduled distribution date less one cent par value multiplied by (B) the number of such Cash Settled Restricted Stock Units as calculated pursuant to the Participant’s election form.

(f)       Forfeiture of Unvested Units. Except as provided in Section 5(c) of the Plan or in a Participant’s Restricted Stock Unit Award Agreement, to the extent any portion of a Participant's RSUs have not become vested upon the date the Participant's services as an employee, consultant or Non-Employee Director terminate, such RSUs shall be forfeited and the unvested portion of the RSU award shall automatically terminate without any other action by the Participant or the Participant’s Beneficiary as the case may be and without payment of consideration by the Company.

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8.	Shares Subject to the Plan; Share Limits.

(a)       Share Limits. Subject to the provisions of Section 10 of the Plan, the maximum aggregate number of shares of Common Stock which may be issued under the Plan is 1,500,000 (the “Pool”) of Common Stock. Such shares may be authorized, but unissued, or reacquired Common Stock. Shares issued in payment of any Restricted Stock Units granted under the Plan shall be counted against the Pool as one share for every one share actually issued in payment of such Restricted Stock Units. Issuance of cash for Cash Settled Restricted Stock Units shall diminish the Pool as if a share had been exchanged for each RSU settled in cash.

(b)       Shares withheld by the Company as payment of par value or applicable withholding taxes in connection with any award under the Plan, shall not be available for subsequent awards under the Plan. Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the Plan shall again be available for subsequent awards under the Plan.

9.	General.

(a)       Government and Other Regulations. The obligation of the Company to credit Stock Units, issue or deliver Stock or otherwise make payments under the Plan are subject to compliance with all applicable laws, rules, and regulations (including, without limitation, federal and state securities laws), and to such approvals by any listing, agency, or regulatory or governmental authorities as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities issued or delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company, as the Company may deem necessary or advisable to assure compliance with all applicable legal requirements.

(b)       Tax and Withholding. The Company has the right to require the person receiving Stock to pay to the Company the amount of any federal, state and local taxes which the Company is required to withhold upon the delivery of Stock. In lieu of requiring cash payment of any such taxes, the Company shall at its election or at the Participant’s election, instead withhold from said Participant’s Stock payments a number of shares of Stock whose value is equal to the amount of such taxes. Valuation for this purpose shall be the Fair Market Value on the scheduled distribution date.

(c)       Beneficiaries.

(1)       Beneficiary Designation. Each Eligible Participant may designate in writing the Beneficiary or Beneficiaries (as defined in Section 9(c)(2)) whom such Eligible Participant desires to receive any amounts payable under the Plan after his or her death. Beneficiary designations shall be effective on the date such written designation is received by the Corporate Secretary. An Eligible Participant may from time to time change his or her designated Beneficiary or Beneficiaries without the consent of such Beneficiary or Beneficiaries by filing a new designation in writing with the Corporate Secretary. However, if a married Eligible Participant wishes to designate a person other than his or her spouse as Beneficiary, such designation shall be consented to in writing by the spouse. The Eligible Participant may change any election designating a Beneficiary or Beneficiaries without any requirement of further spousal consent if the spouse's consent so provides. Notwithstanding the foregoing, spousal consent shall not be necessary if it is established that the required consent cannot be obtained because the spouse cannot be located or because of other circumstances prescribed by the Board or the Committee. The Company and the Board or the Committee may rely on the Eligible Participant's designation of a Beneficiary or Beneficiaries last filed in accordance with the terms of the Plan.

(2)       Definition of Beneficiary. An Eligible Participant's “Beneficiary” or “Beneficiaries” shall be the person, persons, trust or trusts so designated by the Eligible Participant or, in the absence of such designation, entitled by will or the laws of descent and distribution to receive the Eligible Participant's benefits under the Plan in the event of the Eligible Participant's death, and shall mean the Eligible Participant's executor or administrator if no other Beneficiary is identified and able to act under the circumstances.

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(d)       Non-transferability. Except as provided in Section 9(c) and in this Section 9(d), a Participant’s rights and interests under the Plan in respect of RSUs, including Stock or cash deliverable under or in respect thereof, may not be assigned, pledged, or transferred. The Committee may, in its discretion, authorize all or a portion of the RSUs to be granted to a Participant to be on terms which permit transfer by such Participant to (i) the spouse, children or grandchildren of the Participant (the “Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership in which such Immediate Family Members are the only partners, provided that (x) there may be no consideration for any such transfer, (y) subsequent transfers of transferred of RSUs shall be prohibited except those made by will or by the laws of descent or distribution, and (z) such transfer is approved in advance by the Committee. Following transfer, any such RSUs shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of determining the party entitled to exercise under the RSU, the term “Participant” shall be deemed to refer to the transferee. The termination of service as an employee, non-employee director or consultant shall continue to be applied with respect to the original Participant, following which the RSUs shall be exchangeable for Stock by the transferee only to the extent, and for the periods specified in Section 7 of the Plan and in the Restricted Stock Unit Award Agreement.

(e)       Expenses. All expenses incurred by the Company associated with adoption and administration of this Plan, including all legal expenses related to drafting this Plan and related documents, shall be borne solely by the Company.

(f)       Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

(g)       Governing Law. The validity of the Plan or any of its provisions and any agreements entered into under the Plan shall be construed, administered and governed in all respects under the laws of the State of New York. If any provisions of the Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

(h)       Limitation on Participants’ Rights; Unfunded Plan. Participation in the Plan shall not give any person the right to continued employment or any rights or interests other than as expressly provided herein. No Participant shall have any right to any payment or benefit hereunder except to the extent provided herein. The Plan shall create only a contractual obligation on the part of the Company as to such amounts and shall not be construed as creating a trust or fiduciary relationship between the Company, the Board, the Committee, and any Participant or other person. Participants and their Beneficiaries shall have no legal or equitable rights, claims, or interest in any specific property or assets of the Company. No assets of the Company shall be held under any trust, or held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan. Any and all of the Company's assets shall be, and remain, the general unpledged, unrestricted assets of the Company. The Company's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay benefits in the future, and the rights of the Participants and Beneficiaries shall be no greater than those of unsecured general creditors.

(i)        Rights with Respect to Stock Units. A Participant's Stock Unit Account shall be a memorandum account on the books of the Company. The Stock Units credited to such account shall be used solely as a device to determine the number of shares of Stock (or cash in the case of Cash Settled Restricted Stock Units) to be eventually distributed to the Participant, subject to applicable vesting requirements, in accordance with the Plan. The Stock Units shall not be treated as property or as a trust fund of any kind. No Participant shall be entitled to any voting dividend, or other stockholder rights with respect to Stock Units credited under the Plan.

(j)        Restricted Stock Unit Award Agreements. Each Restricted Stock Unit award granted to an Eligible Participant under the Plan shall be evidenced by a writing approved by the Board or the Committee and will contain the terms and conditions consistent with the Plan as approved by the Board or the Committee relating to the RSUs. This Plan and each Restricted Stock Unit Award Agreement granted to an Eligible Participant under the Plan shall be binding upon, and inure to the benefit of, any successor or successors of the Company, except to the extent that the Board or the Committee and each Participant having executed a Restricted Stock Unit Award Agreement determine otherwise as evidenced by a writing signed by both parties.

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(k)       Plan Construction. By its approval of the Plan, the Board intends that the transactions contemplated by the Plan satisfy and be interpreted in a manner that satisfies the applicable requirements of Rule 16b-3 promulgated under the Exchange Act so that, among other transactions, the crediting of Stock Units and payment in Stock will be entitled to the benefits of Rule 16b-3 or other exemptive rules under the Exchange Act.

(l)        Notices. Any notice to be given under the terms of this Plan shall be in writing and addressed to the Company at its principal office, to the attention of the Corporate Secretary, and to the Participant at his or her last address of record, or at such other address as either party may designate in writing to the other for the purposes of notices in respect of RSUs.

(m)      In the event the Board determines that it is not necessary to collect par value in exchange for issuances of Stock hereunder in exchange for RSUs then the Board may eliminate (i) the par value payment required in connection with a distribution of Stock, and (ii) the deduction of par value in calculating amounts to be paid under Cash Settled Restricted Stock Units.

(n)      In the event the Board determines that under the terms of any preferred stock that may be issued by the Company or the terms of any credit agreement, loan agreement or financing arrangement (collectively, “Loan”), whether existing on the Effective Date or entered into or amended thereafter, that (i) withholding of RSUs or shares of stock exchangeable for RSUs for payment of taxes or par value or (ii) settlement of Cash Settled Restricted Stock Units, would violate a covenant, representation, warranty or other agreement contained in such Loan (including, without limitation, limits on repurchase or redemption of Common Stock or derivatives thereof), then in the case of subparagraph (i) the Company shall not be required to withhold such RSUs and/or shares of Common Stock and the Participant shall make such payment in cash, and in the case of subparagraph (ii), such Cash Settled Restricted Stock Units shall be settled in Common Stock.

10.	Changes in Capital Structure.

Upon or in contemplation of any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation or other reorganization; any split-up; spin-off, or similar extraordinary dividend distribution in respect of the Stock (whether in the form of securities or property); any exchange of Stock or other securities of the Company, or any similar, unusual or extraordinary corporate transaction in respect of the Stock; or a sale of substantially all the assets of the Company as an entirety; then the Board shall, in such manner, to such extent (if any) and at such time as it deems appropriate and equitable in the circumstances in the Board’s exercise of good faith and reasonable judgment, proportionately adjust any or all of (a) the number and type of shares of Stock (or other securities or property) that thereafter may be made the subject of Stock Units and Stock Unit Accounts (including the specific maximum and numbers of shares set forth elsewhere in the Plan), (b) the number, amount and type of shares of Stock (or other securities or property) payable in respect of Stock Units, and (c) and the number and type of Stock Units (both credited and vested) under the Plan.

11.	Amendments and Termination.

The Board (but only upon shareholder approval if such approval is required by (i) the rules of the exchange on which the Company’s stock is listed, (ii) under New York law or (iii) any other applicable law or regulation) shall have the right to amend the Plan (including outstanding awards) in whole or in part from time to time or may at any time suspend or terminate the Plan; provided, however, that no amendment or termination shall cancel or otherwise adversely affect in any way, without his or her written consent, any Participant's rights with respect to Stock Units credited to his or her Stock Unit Account and no amendment or termination shall accelerate payment of any benefit which is subject to the rules of Section 409A of the Code in a manner that would violate the distribution rules of Section 409A of the Code. Notwithstanding the foregoing, Participant consent shall not be required to the extent that the Board determines that applicable law requires amendment or termination of the Plan to preserve the intended tax benefits to the Participants and the Company hereunder. Any amendments authorized hereby shall be stated in an instrument in writing, and all Participants (subject to any applicable consent requirement above) shall be bound thereby upon receipt of notice thereof. Changes contemplated by Section 10 shall not be deemed to constitute changes or amendments for purposes of this Section 11.

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BROADRIDGE CORPORATE ISSUER SOLUTIONS C/O ACURA PHARMACEUTICALS, INC. P.O. BOX 1342 BRENTWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E33074-P97520	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ACURA PHARMACEUTICALS, INC.			For	Withhold	For All	To withhold authority to vote for any individual
The Board of Directors recommends you vote FOR the following:			All	All	Except	nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1.	Election of Directors		☐	☐	☐
Nominees:
	01) Immanuel Thangaraj	04) William G. Skelly
	02) Bruce F. Wesson	05) George K. Ross
03) Robert B. Jones

The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain

2.	Non-binding advisory vote to approve executive compensation.	☐	☐	☐

The Board of Directors recommends you vote 3 YEARS on the following proposal:		1 Year	2 Years	3 Years	Abstain

3.	Non-binding advisory vote on the frequency of the shareholder vote on executive compensation.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain

4.	Approval of the Acura Pharmaceuticals, Inc. 2017 Restricted Stock Unit Award Plan.	☐	☐	☐

5.	Ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.	☐	☐	☐

NOTE: IN THEIR DISCRETION PROXIES ARE AUTHORIZED TO VOTE AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENT OR ADJOURNMENT THEREOF. THE PROXY WILL BE VOTED AS SPECIFIED, OR IF NO CHOICE IS SPECIFIED, FOR THE ELECTION OF THE NOMINEES, FOR PROPOSALS 2, 4 AND 5 AND 3 YEARS ON PROPOSAL 3.

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

E33075-P97520

ACURA PHARMACEUTICALS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Robert B. Jones and Peter Clemens, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, the number of shares of common stock of Acura Pharmaceuticals, Inc., that the undersigned would be entitled to vote, and with all the power the undersigned would possess, if personally present, at the 2017 Annual Meeting of Shareholders of Acura Pharmaceuticals, Inc. to be held at LeClairRyan, 1037 Raymond Blvd., 16th Floor, Newark, New Jersey 07102 on November 8, 2017 at 9 A.M., Eastern Time or at any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side